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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
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☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

GENERAC HOLDINGS INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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GENERAC HOLDINGS INC.
S45 W29290 Hwy. 59
Waukesha, Wisconsin 53189

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To Be Held June 12, 2013

To our stockholders,

        Notice is hereby given that the 2013 annual meeting of stockholders of Generac Holdings Inc. will be held on Wednesday, June 12, 2013, at 9:00 a.m. local time, at Generac corporate headquarters at S45 W29290 Hwy. 59, Waukesha, Wisconsin 53189, for the following purposes:

  1.
  To elect the three nominees named herein as Class I directors;

  2.
  To ratify the selection of Ernst & Young LLP as our independent registered public accounting firm for the year ending December 31, 2013;

  3.
  To vote on an advisory, non-binding "say-on-pay" resolution to approve the compensation of our executive officers;

  4.
  To consider any other matters that may properly come before the meeting or any adjournments or postponements of the meeting.

        Holders of record of our common stock at the close of business on April 23, 2013 are entitled to notice of, and to vote at, the annual meeting. Stockholders of record may vote their shares via telephone or over the Internet or, if a paper proxy card is requested, by signing, dating and mailing the proxy card in the envelope provided or by delivering any completed proxy card at the annual meeting. Stockholders of record may also vote in person at the annual meeting. Instructions regarding all methods of voting are contained on any Notice of Internet Availability of Proxy Materials or proxy card provided. If your shares are held in the name of a bank, broker, fiduciary or custodian, follow the voting instructions you receive from your record holder.

By Order of the Board of Directors,

Aaron Jagdfeld President and Chief Executive Officer

April 29, 2013

        YOUR VOTE IS IMPORTANT. WHETHER OR NOT YOU INTEND TO BE PRESENT AT THE MEETING, TO ASSURE THAT YOUR SHARES ARE REPRESENTED AT THE MEETING PLEASE VOTE PROMPTLY BY TELEPHONE OR THE INTERNET, OR REQUEST A PROXY CARD TO COMPLETE, SIGN AND RETURN. IF YOU ATTEND THE MEETING, YOU MAY VOTE IN PERSON IF YOU WISH TO DO SO, EVEN IF YOU HAVE PREVIOUSLY SUBMITTED YOUR PROXY.

GENERAC HOLDINGS INC.
S45 W29290 Hwy. 59
Waukesha, Wisconsin 53189

PROXY STATEMENT

ANNUAL MEETING OF STOCKHOLDERS
June 12, 2013

INFORMATION CONCERNING SOLICITATION AND VOTING

        The Board of Directors (the "Board of Directors" or "Board") of Generac Holdings Inc. ("Generac," "we," "us," "our," or the "Company,") is soliciting your proxy to be voted at the Annual Meeting of Stockholders to be held on Wednesday, June 12, 2013, at 9:00 a.m. local time, at Generac corporate headquarters at S45 W29290 Hwy. 59, Waukesha, Wisconsin 53189, and any postponement or adjournment thereof.

        In accordance with rules and regulations of the Securities and Exchange Commission (the "SEC"), instead of mailing a printed copy of our proxy materials to each stockholder of record or beneficial owner, we furnish proxy materials, which include this proxy statement and the accompanying proxy card, notice of meeting, and annual report to stockholders, to our stockholders over the Internet unless otherwise instructed by the stockholder. If you received a Notice of Internet Availability of Proxy Materials ("Notice of Internet Availability") by mail and would like to receive a printed copy of our proxy materials, you should follow the instructions for requesting such materials included in the Notice of Internet Availability. The Notice of Internet Availability was first mailed on or about May 2, 2013 to all stockholders of record as the record date for the annual meeting, which was the close of business on April 23, 2013.

Matters to be Considered

        At the meeting, stockholders will be asked to vote to elect the three nominees named herein as Class I directors, to ratify the selection of the independent registered public accounting firm and to vote on an advisory, non-binding "say-on-pay" resolution to approve the compensation of our executive officers. See "PROPOSAL 1—ELECTION OF CLASS I DIRECTORS", "PROPOSAL 2—RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM." and "PROPOSAL 3—ADVISORY VOTE ON EXECUTIVE COMPENSATION". The Board of Directors does not know of any matters to be brought before the meeting other than as set forth in the notice of meeting. If any other matters properly come before the meeting, the persons named in the enclosed form of proxy or their substitutes will vote in accordance with their best judgment on such matters.

Record Date; Stock Outstanding and Entitled to Vote

        Holders of common stock as of the record date are entitled to notice of, and to vote at, the annual meeting. As of the record date, there were 68,398,269 shares of common stock outstanding and entitled to vote at the annual meeting, with each share entitled to one vote.

        If you are a stockholder of record, you will need to present the Notice of Internet Availability or proxy card that you received, together with a form of personal photo identification, in order to be admitted into the meeting. If you are the beneficial owner of shares held in "street name," you will need to provide proof of ownership, such as a recent account statement or letter from your bank, broker or other nominee as of the close of business on April 23, 2013, along with a form of personal photo identification. Alternatively, you may contact the broker, bank or other nominee in whose name your shares of common stock are registered and obtain a legal proxy to bring to the meeting. No cameras, recording equipment, electronic devices, large bags, briefcases or packages will be permitted into the meeting or adjacent areas. All other items may be subject to search.

Information About This Proxy Statement

        Why you received this proxy statement.    These materials have been made available to you on the internet or, upon your request, have been delivered to you in printed form, because our Board of Directors is soliciting your proxy to vote your shares at the annual meeting and any postponement or adjournment thereof. This proxy statement includes information that we are required to provide to you under the rules of the SEC and that is designed to assist you in voting your shares. If you own our common stock in more than one account, such as individually and also jointly with your spouse, you may receive more than one Notice of Internet Availability relating to these proxy materials or copy of these materials themselves. To assist us in saving money and to serve you more efficiently, we encourage you to have all your accounts registered in the same name and address by contacting our transfer agent:

  Computershare Trust Company, N.A.
  250 Royall Street
  Canton, MA 02021
  Telephone: (800) 962-4284
  Fax: (312) 601 2312

        Householding.    The SEC's rules permit us to deliver a single Notice of Internet Availability or set of annual meeting materials to one address shared by two or more of our stockholders. This delivery method is referred to as "householding" and can result in significant cost savings. To take advantage of this opportunity, we have delivered only one Notice of Internet Availability or proxy statement and annual report to multiple stockholders who share an address, unless we received contrary instructions from the impacted stockholders prior to the mailing date. We agree to deliver promptly, upon written or oral request, a separate Notice of Internet Availability or copy of the other proxy materials to any stockholder at the shared address to which a single copy of those documents was delivered. If you are a record holder and if you prefer to receive separate copies of the proxy materials, please contact York Ragen, Chief Financial Officer, Generac Holdings Inc., S45 W29290 Hwy. 59, Waukesha, Wisconsin 53189.

        If you are currently a stockholder sharing an address with another stockholder and wish to receive only one copy of future proxy statements and other communications for your household, please contact York Ragen, CFO, at the above address.

Voting by and Revocation of Proxies

        Stockholders of record are requested to vote by proxy in one of three ways:

  •
  By telephone—Use the toll-free telephone number shown on the Notice of Internet Availability or any proxy card you receive;

  •
  By internet—Visit the Internet website indicated on the Notice of Internet Availability or any proxy card you receive and follow the on-screen instructions;

  •
  By mail—If you request a paper proxy card by telephone or internet, you may elect to vote by mail. If you elect to do so, you should date, sign and promptly return your proxy card by mail in the postage prepaid envelope which accompanied that proxy card; or

  •
  In person—You can deliver a completed proxy card at the meeting or vote in person.

        Voting instructions (including instructions for both telephonic and Internet proxies) are provided on the Notice of Internet Availability and on any proxy card you receive. The Internet and telephone proxy procedures are designed to authenticate stockholder identities, to allow stockholders to give voting instructions and to confirm that stockholders' instructions have been recorded properly. A control number, located on the Notice of Internet Availability or proxy card, will identify stockholders and allow them to submit their proxies and confirm that their voting instructions have been properly recorded. Costs associated with electronic access, such as usage charges from Internet access providers and telephone companies, must be borne by the stockholder. If you submit your proxy by Internet or telephone, it will not be necessary to return a proxy card for your vote to be counted.

        If a stockholder does not submit a proxy by the Internet or by telephone or return a signed proxy card, and does not attend the meeting and vote in person, his or her shares will not be voted. Shares of our common stock represented by properly executed proxies received by us or proxies submitted by telephone or via the Internet, which are not revoked, will be voted at the meeting in accordance with the instructions contained therein.

        If instructions are not given and you do not indicate how your shares should be voted on a proposal, the shares represented by a properly completed proxy will be voted as the Board recommends. In addition, we reserve the right to exercise discretionary authority to vote proxies, in the manner determined by the Company in its sole discretion, on any matters brought before the 2013 annual meeting for which we did not receive adequate notice under the proxy rules promulgated by the SEC.

        Any proxy signed and returned by a stockholder or submitted by telephone or via the Internet may be revoked at any time before it is exercised by giving written notice of revocation to the Company's Secretary at our address set forth herein, by executing and delivering a later-dated proxy (either in writing, by telephone or via the Internet) or by voting in person at the meeting. Attendance at the meeting will not, in and of itself, constitute revocation of a proxy.

        If your shares are held in the name of a bank, broker, fiduciary or custodian, follow the voting instructions on the form you receive from your record holder. The availability of Internet and telephone proxies for these stockholders will depend on their voting procedures.

Quorum

        The presence at the annual meeting, in person or by proxy, of the holders of at least 34,199,135 shares, constituting a majority of the number of shares of common stock issued and outstanding and entitled to vote as of the record date, is required to constitute a quorum to transact business at the annual meeting. Abstentions and broker non-votes will be counted toward the establishment of a quorum.

Required Votes

        Election of Nominees named herein as Directors.    Proposal 1. Under our Amended and Restated Bylaws (the "Bylaws"), the affirmative vote of the holders of a plurality of shares of common stock voting on this matter at the annual meeting (i.e., the largest number of votes cast) is required to elect each nominee named herein as a director. Consequently, only shares that are voted in favor of a particular nominee will be counted toward such nominee's achievement of a plurality.

        Ratification of the selection of Ernst & Young LLP as our independent registered public accounting firm.    Proposal 2, relating to the ratification of the selection of Ernst & Young LLP as our independent registered public accounting firm for 2013, will be approved if it receives the affirmative vote of the holders of a majority of the shares of common stock voting on the matter at the annual meeting. Shares not voted (because of abstention, broker non-vote, or otherwise) will have no effect on the approval of the resolution.

        Approval of Non-Binding "Say-on-Pay" Resolution Regarding Executive Compensation.    Proposal 3, relating to the non-binding resolution to approve our executive compensation, will be approved if it receives the affirmative vote of the holders of a majority of the shares of common stock voting on the matter at the annual meeting. Shares not voted (because of abstention, broker non-vote, or otherwise) will have no effect on the approval of the resolution.

        Other Matters.    If any other matters are properly presented at the annual meeting for action, including a question of adjourning or postponing the meeting from time to time, the persons named in the proxies and acting thereunder will have discretion to vote on such matters in accordance with their best judgment.

Shares Held by Brokers

        If you are the beneficial owner of shares held for you by a broker, your broker must vote those shares in accordance with your instructions. If you do not give voting instructions to your broker, your broker may vote your shares for you on any discretionary items of business to be voted upon at the annual meeting. If you do not provide voting instructions on a non-discretionary item, including the election of the nominees named herein as directors, the shares will be treated as "broker non-votes." We believe that the ratification of the appointment of Ernst & Young LLP (Proposal 2) is a routine matter on which brokers will be permitted to vote any unvoted shares in their discretion. We also believe that election of the three nominees named herein as Class I directors (Proposal 1) and the advisory, non-binding "say on pay" resolution (Proposal 3) are non-routine matters on which brokers will not be permitted to vote any unvoted shares. "Broker non-votes" will be included in determining the presence of a quorum at the annual meeting but will have no effect on the outcome of the vote on any of the matters described in this proxy statement.

Proxy Solicitation

        We will bear the costs of solicitation of proxies for the annual meeting, including preparation, assembly, printing and mailing of the Notice of Internet Availability, this proxy statement, the annual report, any proxy card and any additional information furnished to stockholders. Copies of our proxy statement will be furnished, upon request, to banks, brokerage houses, fiduciaries and custodians holding shares of common stock beneficially owned by others to forward to such beneficial owners. We may reimburse persons representing beneficial owners of common stock for their costs of forwarding solicitation material to such beneficial owners. In addition, under the terms of our engagement with Computershare Trust Company, N.A. ("Computershare") as transfer agent for the Company, Computershare provides services in connection with our annual meeting. The anticipated total cost of such engagement is $12,000, of which a small portion of such cost relates to services provided in connection with our annual meeting. Solicitation of proxies by mail may be supplemented by telephone, email or personal solicitation by Computershare or by directors, officers, or other regular employees of the Company. No additional compensation will be paid to directors, officers or other regular employees for such services.

 Independent Registered Public Accounting Firm

        We have been advised that a representative of Ernst & Young LLP, our independent registered public accounting firm for the year ended December 31, 2012, will attend the annual meeting, will have an opportunity to make a statement if such representative desires to do so, and will be available to respond to appropriate questions.

Annual Report and Company Information

        Our Annual Report to Stockholders, which contains consolidated financial statements for the year ended December 31, 2012, is being furnished to stockholders concurrently herewith. You also may obtain a copy of our Annual Report on Form 10-K for the year ended December 31, 2012 that was filed with the SEC, without charge, by writing to Generac Holdings Inc., Attn: Investor Relations, S45 W29290 Hwy. 59, Waukesha, Wisconsin 53189. These materials will also be available without charge at "Investor Relations" on our website at www.generac.com.

PROPOSAL 1—ELECTION OF CLASS I DIRECTORS

        Our Third Amended and Restated Certificate of Incorporation provides that our Board of Directors is divided into three classes, as nearly equal in number as possible, with each class serving a consecutive three-year term. The term of the current Class I Directors will expire on the date of the 2013 annual meeting, subject to the election and qualification of their respective successors.

        In selecting director candidates, the Nominating and Corporate Governance Committee considers whether the candidates possess the required skill sets and fulfill the qualification requirements of directors approved by the Board of Directors, including integrity, objectivity, sound judgment, leadership and diversity of experience (for example, in relation to finance and accounting, strategy, risk, technical expertise, policy-making, etc.). The following biographies describe the business experience of each director. Following the biographical information for each director below, we have listed qualifications that, in addition to those discussed above, the Board of Directors considered in determining whether to recommend the director be nominated for reelection.

        The nominees for election as Class I Directors at the 2013 annual meeting are described below. The Board, upon the recommendation of the Nominating and Corporate Governance Committee of the Board of Directors has nominated each of the candidates for election. If elected, each of the nominees is expected to serve for a three-year term expiring at the annual meeting of stockholders of the Company in 2016 and until their respective successors have been elected and qualified. The Board of Directors expects that each of the nominees will be available for election as a director. However, if by reason of an unexpected occurrence, one or more of the nominees is not available for election, the persons named in the form of proxy have advised that they will vote for such substitute nominees as the Board of Directors may nominate.

        The Board of Directors recommends a vote FOR the Company's nominees for Class I Directors.

Nominees for Election

Name and present position, if any, with the Company	Age, period served as a director, other business experience
Class I Directors
Aaron Jagdfeld President and Chief Executive Officer	41, has served as our Chief Executive Officer since September 30, 2008 and as a director since November 2006. Prior to becoming Chief Executive Officer, Mr. Jagdfeld worked for Generac for 15 years. He began his career in the finance department in 1994 and became our Chief Financial Officer in 2002. In 2007, he was appointed president and was responsible for sales, marketing, engineering and product development. Prior to joining Generac, Mr. Jagdfeld worked in the audit practice of the Milwaukee, Wisconsin office of Deloitte & Touche. Mr. Jagdfeld holds a Bachelor of Business Administration in Accounting from the University of Wisconsin-Whitewater.

Mr. Jagdfeld is our Chief Executive Officer and a director on our Board of Directors. As the Chief Executive Officer and the only management representative on the Board, Mr. Jagdfeld provides valuable insight to the Board into the day-to-day business issues facing the Company. Since joining the Company, he has navigated a number of challenges, including our initial public offering and the recent significant increase in sales volumes. Mr. Jagdfeld has extensive finance experience and has high-level leadership experience in several prior positions.

Name and present position, if any, with the Company	Age, period served as a director, other business experience
John D. Bowlin

62, has served as a director of Generac since December 2006. Mr. Bowlin served as a consultant to CCMP Capital Advisors, LLC ("CCMP") from January 2008 through December 2011. Mr. Bowlin previously served as President and Chief Executive Officer of Miller Brewing Company from 1999 until 2003. From 1985 until 2002, Mr. Bowlin was employed by Philip Morris Companies, Inc., in various leadership capacities, including President, Kraft International, Inc. (1996-1999), President and Chief Operating Officer, Kraft Foods North America (1994-1996), President and Chief Operating Officer, Miller Brewing Company (1993-1994), and President, Oscar Mayer Food Corporation (1991-1993). He currently serves as a director of Schwan Food Company, and he previously served as a director and Non-Executive Chairman of Spectrum Brands and as a director of Pliant Corporation.

Mr. Bowlin has extensive leadership skills and operations experience in senior positions, including as Chairman, Chief Executive Officer and Chief Operating Officer for a number of private companies and divisions of public companies.

Timothy Walsh

50, has served as a director of Generac since November 2006 and served as our Lead Director from the time of the Company's initial public offering to April 2013, when Timothy W. Sullivan was elected independent non-executive Chairman of the Board. Mr. Walsh currently serves as a Managing Director in the New York office of CCMP. Prior to joining CCMP when it was founded in August 2006, Mr. Walsh was a Partner at J.P. Morgan Partners, LLC. Prior to joining J.P. Morgan Partners in 1993, Mr. Walsh worked on various industry-focused client teams within The Chase Manhattan Corporation. Mr. Walsh holds a B.S. from Trinity College and an M.B.A. from the University of Chicago Graduate School of Business. During the past five years, he previously served on the board of directors of Kraton Performance Polymers, Inc., Klöckner Pentaplast GmbH & Co. KG, Pliant Corporation and PQ Corporation.

Mr. Walsh represents stockholder interests in that he was originally appointed as a director of the Company by our then-majority stockholder. He has excellent skills and experience in corporate finance, having over two decades of experience in banking, investment banking and private equity finance. He also has experience as a director of a diverse group of private and public companies, including early stage public companies. Mr. Walsh also has a longstanding tenure on the Board, which provides a breadth of experience with the Company that is beneficial to the Board as a whole.

Other Members of the Board of Directors

        Including the nominees, the Board of Directors currently consists of eight (8) directors, each of whom, other than the nominees, is described below. The terms of the Class II Directors expire at the 2014 Annual Meeting of Stockholders, subject to the election and qualification of their respective successors. The terms of the Class III Directors expire at the 2015 Annual Meeting of Stockholders, subject to the election and qualification of their respective successors.

Name and present position, if any, with the Company	Age, period served as a director, other business experience
Class II Directors
Stephen Murray	50, has served as a director of Generac since November 2006. Mr. Murray currently serves as President and Chief Executive Officer of CCMP. Prior to joining CCMP when it was founded in August 2006, Mr. Murray was a Partner at J.P. Morgan Partners, LLC. Prior to joining J.P. Morgan Partners in 1989, Mr. Murray was a Vice President with the Middle-Market Lending Division of Manufacturers Hanover. Mr. Murray holds a B.A. from Boston College and an M.B.A. from Columbia Business School. He currently serves on the board of directors of ARAMARK Corporation and Warner Chilcott. In addition, during the past five years, he has served as a director of Cabelas Incorporated.

Mr. Murray represents stockholder interests in that he was originally appointed as a director of the Company by our then-majority stockholder. He has extensive experience in the financial and investment industry, a wealth of management experience and leadership skills he developed at CCMP and J.P. Morgan Partners. He also has experience as a director of a diverse group of private and public companies, including early stage public companies. Mr. Murray also has a longstanding tenure on the Board, which provides a breadth of experience with the Company that is beneficial to the Board as a whole.
Timothy W. Sullivan
59, has served as a director of Generac since September 2012 and as non-executive Chairman of the Board since April 9, 2013. In 2012 Mr. Sullivan served as a special consultant to Wisconsin Governor Scott Walker and as an Executive Advisor to CCMP. He chaired the Wisconson Governor's Council on Workforce Investment, the Wisconsin Governor's College and Workforce Readiness Council and the Wisconsin Mining Association. Mr. Sullivan served as President and CEO of Bucyrus International, Inc. from 2004 to 2011 and also as President and COO from 2000 to 2004. He was President and CEO of United Container Machinery Company from 1999 to 2000. From 1976 to 1998 Mr. Sullivan worked for Bucyrus in a series of operating and management roles. He currently serves as a Trustee and Non-Executive Director of Northwestern Mutual Life Insurance Company and he sits on the Board of Directors of Aurora Health Care, Inc., the Bucyrus Foundation, Carroll University, Cliffs Natural Resources Inc., Metropolitan Milwaukee Association of Commerce, Milacron Inc. and St. Ann Center for Intergenerational Care. Mr. Sullivan earned a B.S. in Business Administration from Carroll University as well as a master's degree in business administration from the American Graduate School of International Management.

Mr. Sullivan brings to Generac extensive leadership skills and expertise in international industrial markets gained in such senior roles as Chief Executive Officer and Chief Operating Officer for both private and public companies.

Name and present position, if any, with the Company	Age, period served as a director, other business experience
Class III Directors
Barry J. Goldstein	70, has served as a director of Generac since September 2009. In October 2000, Mr. Goldstein retired as Executive Vice President and Chief Financial Officer of Office Depot, Inc., which he joined as Chief Financial Officer in May 1987. Mr. Goldstein was with Grant Thornton from 1969 through May 1987, where he was named a Partner in 1976. Mr. Goldstein currently serves on the board of directors of Kraton Performance Polymers, Inc.
Mr. Goldstein has over 30 years of finance experience and has experience as a director for a number of private and public companies.
David A. Ramon
57, has served as a director of Generac since April 15, 2010. Mr. Ramon has more than 30 years of broad management, operations and investment experience with both established and emerging companies. He co-founded Vaduz Partners in 1998, a private investment firm for which he continues to serve as a Managing Partner. From 2000 through 2007, Mr. Ramon was also President, Chief Executive Officer, and director of USA.NET, Inc. From 1997 to 1998, he was President of the Coleman Outdoor Recreation Group. From 1993 to 1997, Mr. Ramon held various senior management positions including President and Chief Operating Officer of New World Television, Inc. and director of New World Communications Group, Inc. From 1982 to 1994, Mr. Ramon served as the Executive Vice President and Chief Financial Officer of Gillett Holdings, Inc. Prior to 1982, Mr. Ramon was employed by Arthur Young & Company and earned a Bachelor of Business Administration degree in accounting from the University of Wisconsin. He serves on the management board of TTBG, LLC and Diversified Maintenance Systems Holdings, LLC.

Mr. Ramon has extensive finance, high-level leadership and financial experience, including as CEO, COO, President and CFO of a number of private and public companies. He also has excellent skills and experience in corporate finance, having over 30 years of experience in finance and accounting.
Robert D. Dixon
53, has served as a director of Generac since March 14, 2012. Since October 2012 Mr. Dixon has served as Chief Executive Officer of Seven Seas Water Corporation. Previously, Mr. Dixon was Senior Vice President & General Manager at Air Products and Chemicals, Inc. ("Air Products") from 2007 to 2011. From 2003 to 2006, while based in Singapore, he was President of Air Products Asia Inc. Mr. Dixon served as the Vice President for the Structured Business Division from 2001 to 2003. From 1989 to 2000, Mr. Dixon held various senior management positions within Air Products, including vice president, finance, for a joint venture with Mitsubishi Heavy Industries, Group Controller and General Manager. Prior to joining Air Products in 1983, he earned a Masters Degree in Business Administration from the Pennsylvania State University.
Mr. Dixon has 30 years of global management, operations and finance experience.

 CORPORATE GOVERNANCE

Board of Directors Independence Standards for Directors and Controlled Company Exemption

        Pursuant to our Corporate Governance Policy, a copy of which is available on our website at www.generac.com, the Board of Directors is required to affirmatively determine whether our directors are independent under the listing standards of the New York Stock Exchange ("NYSE"), the principal exchange on which our common stock is traded.

        During its annual review of director independence, the Board of Directors considers all information it deems relevant, including without limitation, any transactions and relationships between each director or any member of his immediate family and the Company and its subsidiaries and affiliates. The Board of Directors also considers the recommendations of the Nominating and Corporate Governance Committee, which conducts a separate independence assessment of all directors as part of its nomination process for the Board of Directors and its respective committees. The purpose of this review is to determine whether any such relationship or transaction is considered a "material relationship" that would be inconsistent with a determination that a director is independent. The Board of Directors has not adopted any "categorical standards" for assessing independence, preferring instead to consider all relevant facts and circumstances in making an independence determination including, without limitation, applicable independence standards promulgated by the NYSE.

        As a result of this review, the Board of Directors affirmatively determined that John D. Bowlin, Robert D. Dixon, Barry J. Goldstein, David A. Ramon, Stephen Murray, Timothy Walsh and Timothy W. Sullivan are independent directors under the applicable rules of the NYSE.

        Because affiliates of CCMP no longer control a majority of our outstanding common stock, we ceased to be a "controlled company" in December 2012 within the meaning of the NYSE corporate governance standards. As a result, we no longer rely upon the exemption whereby a "controlled company" may elect not to comply with certain NYSE corporate governance standards.

Committees of the Board of Directors

        Our Board of Directors has three standing committees: an Audit Committee, a Compensation Committee and a Nominating and Corporate Governance Committee. Our Board of Directors has adopted charters for each of its standing committees. Copies of our committee charters are posted on our website at www.generac.com.

Audit Committee

        The current members of the Audit Committee are Mr. Barry J. Goldstein (Chair), Mr. David A. Ramon and Mr. John D. Bowlin. The Board has determined that Mr. Goldstein and Mr. Ramon are "audit committee financial experts" as defined in Item 407(d)(5) of Regulation S-K, and the Board is satisfied that all members of our audit committee have sufficient expertise and business and financial experience necessary to effectively perform their duties as members of the audit committee. Each of the members of the Audit Committee meet the definition of "independent director" for purposes of serving on an audit committee under applicable SEC and New York Stock Exchange rules.

        The Audit Committee, among other things, assists the Board of Directors in fulfilling its responsibility relating to (a) the integrity of our financial statements, (b) our systems of internal controls and disclosure controls and procedures, (c) our compliance with applicable law and ethics programs, (d) the annual independent audit of our financial statements and (e) the evaluation of financial and enterprise risks. In connection with its review of the Company's financial statements, the Audit Committee receives reports from the Company's Chief Financial Officer and the Company's independent registered public accounting firm regarding significant risks and exposures and assesses management's steps to minimize them. The Audit Committee also reviews material legal and regulatory matters and compliance with significant applicable legal, ethical and regulatory requirements, and receives reports from the Company's management relating to these matters.

        In discharging its duties, the Audit Committee has the sole authority to select, retain, oversee and terminate, if necessary, the independent registered public accounting firm, review and approve the scope of the annual audit, review and pre-approve the engagement of our independent registered public accounting firm to perform audit and non-audit services, meet independently with our independent registered public accounting firm and senior management, review the integrity of our financial reporting process and review our financial statements and disclosures and certain SEC filings and financial press releases.

        The Audit Committee formally met nine times in 2012, and members of the Audit Committee also met informally amongst themselves, with management and with and other members of the Board from time to time. Decisions regarding audit-related matters were approved by our Board after taking into account the recommendations of the Audit Committee and its members. The Audit Committee maintains a committee charter and meets with our independent registered public accounting firm without management present on a regular basis.

Compensation Committee

        The members of the Compensation Committee are Mr. Timothy Walsh (Chair), Mr. John D. Bowlin and Mr. Timothy W. Sullivan. The Board of Directors has determined that each member of the Compensation Committee qualifies as an "outside director" pursuant to Section 162(m) of the Internal Revenue Code of 1986, as amended. All members of the Compensation Committee consist of all independent directors as required by the NYSE corporate governance standards and applicable SEC rules.

        The Compensation Committee plays an integral role in the Company's processes and procedures for the consideration and determination of executive and director compensation. The Compensation Committee determines the compensation policies and individual compensation decisions for our executive officers, and ensures that these policies and decisions are consistent with overall corporate performance. The Compensation Committee, in conjunction with the Nominating and Corporate Governance Committee, reviews the form and amount of director compensation and makes recommendations to the Board related thereto. The Compensation Committee has the authority to approve all stock option grants and other equity awards to our employees, directors and executive officers. The Compensation Committee also reviews and recommends to the Board of Directors the target annual incentive pool, the annual performance objectives for participants, and actual payouts to participants, including the executive officers. In setting compensation, the Compensation Committee works with its independent compensation consultant and management to create incentives that encourage an appropriate level of risk-taking that is consistent with the Company's business strategy and maximization of stockholder value.

        The Compensation Committee has sole decision-making authority with respect to all compensation decisions for our executive officers, including annual incentive plan awards and grants of equity awards subject to further action of the Board as the Board shall determine. The Compensation Committee is responsible for finalizing and approving the performance objectives relevant to the compensation of our CEO and other executive officers. The Nominating and Corporate Governance Committee is responsible for leading the Board of Directors in evaluating the performance of our CEO in light of those objectives.

        The Compensation Committee's recommendations are developed with input from our CEO and, where appropriate, other senior executives. The Compensation Committee reviews management recommendations and input from compensation consultants, along with other sources of data when formulating its independent recommendations to the Board of Directors. A discussion and analysis of the Company's compensation decisions regarding the executive officers named in the Summary Compensation Table appears in this proxy statement under the heading "EXECUTIVE COMPENSATION—Compensation Discussion and Analysis."

        To assist it in performing its duties, the Compensation Committee has the authority to engage outside consulting firms. Pearl Meyer & Partners, LLC was engaged by the independent Compensation Committee in November 2011 to obtain independent information, analysis and recommendations respecting compensation matters. In its capacity as outside and independent compensation consultant, Pearl Meyer reports directly to the Compensation Committee.

        The Compensation Committee has sole authority to replace compensation consultants retained from time to time, and to hire additional Compensation Committee consultants at any time. Representatives from outside consulting firms engaged by the Compensation Committee attend meetings of the Compensation Committee, as requested, and communicate with the Chairman of the Compensation Committee between meetings; however, the Compensation Committee is responsible for making recommendations to the Board of Directors regarding the compensation of our executive officers, and the Board of Directors has sole and ultimate decision-making authority in this regard.

        The Compensation Committee determined that during the course of Pearl Meyer's engagement by the Committee that Pearl Meyer was independent.

        The Compensation Committee reviews and discusses with management proposed Compensation Discussion and Analysis disclosures and determines whether to recommend the Compensation Discussion and Analysis to the Board of Directors for inclusion in the Company's proxy statement and annual report. The recommendation is described in the Compensation Committee Report included in this proxy statement.

        The Compensation Committee formally met four times in 2012, and members of the Compensation Committee also met informally amongst themselves, with management and with other members of the Board from time to time. Decisions regarding executive compensation were approved by our Board after taking into account the recommendations of the Compensation Committee and its members.

Nominating and Corporate Governance Committee

        The members of the Nominating and Corporate Governance Committee are Mr. Stephen Murray (Chair), Mr. Robert D. Dixon and Mr. Timothy W. Sullivan. The Nominating and Corporate Governance Committee consist of all independent directors within the meaning of the NYSE corporate governance standards and applicable SEC rules.

        The Nominating and Corporate Governance Committee (a) identifies candidates to serve as directors and on committees of the Board of Directors, (b) develops, recommends and reviews our corporate governance guidelines on a regular basis, and (c) assists the Board of Directors in its annual review of the Board of Directors performance. The Nominating and Corporate Governance Committee also undertakes such other tasks delegated to the committee by the Board of Directors, including matters relating to risk oversight. Specifically, going forward the Nominating and Corporate Governance Committee conducts an annual assessment of the Company's Code of Ethics and Business Conduct, and assesses compliance matters, ethics and training programs and certain other relevant legal and regulatory requirements as part of periodic updates from the Company's management.

        The Nominating and Corporate Governance Committee formally met four times in 2012, but members of the Nominating and Corporate Governance Committee met informally amongst themselves, with management and other members of the Board from time to time. Decisions regarding board nominations and corporate governance-related matters were approved by our Board after taking into account the recommendations of the Nominating and Corporate Governance members.

Criteria for Director Nominees

        In selecting director candidates, the Nominating and Corporate Governance Committee considers whether the candidates possess the required skill sets and fulfill the qualification requirements of directors approved by the Board of Directors, including integrity, objectivity, sound judgment, leadership and diversity of experience (for example, in relation to finance and accounting, international operations, strategy, risk, technical expertise, policy-making, etc.). Annually, the Nominating and Corporate Governance Committee assesses the composition of the Board of Directors, including the Committee's effectiveness in balancing the above considerations.

        Other than the foregoing, there are no minimum criteria for director nominees, although the Nominating and Corporate Governance Committee may consider such other factors as it may deem are in the best interests of the Company and its stockholders. The Nominating and Corporate Governance Committee does not assign specific weights to, and a potential or incumbent director will not necessarily satisfy all of, the foregoing criteria and in evaluating a candidate does not distinguish on the basis of whether the candidate was recommended by a stockholder. Accordingly, the Nominating and Corporate Governance Committee does not have a formal diversity policy but considers diversity of experience, as noted above, as a component of evaluating the composition of the Board of Directors in connection with the annual nomination process.

Process for Identifying and Evaluating Director Nominees

        The Nominating and Corporate Governance Committee identifies nominees by first evaluating the current members of the Board of Directors willing to continue in service. Current members of the Board of Directors with skills and experience that are relevant to the Company's business and who are willing to continue in service are considered for re-nomination, balancing the value of continuity of service by existing members of the Board of Directors with that of obtaining a new perspective. If any member of the Board of Directors does not wish to continue in service or if the Nominating and Corporate Governance Committee decides not to re-nominate a member for re-election, the Nominating and Corporate Governance Committee identifies the desired skills and experience of a new nominee based on the criteria listed above. Current members of the Nominating and Corporate Governance Committee and Board of Directors are polled for suggestions as to individuals meeting the criteria of the Nominating and Corporate Governance Committee. Executive search firms may also be retained to identify qualified individuals.

 Stockholder Nominations

        Our Bylaws contain provisions which address the process by which a stockholder may nominate an individual to stand for election to the Board of Directors at the Company's annual meeting of stockholders. To make a nomination for election to the Board of Directors, a stockholder must submit his or her nomination by providing the person's name and appropriate background and biographical information by writing to the Nominating and Corporate Governance Committee at Generac Holdings Inc., Attn: Nominating and Corporate Governance Committee, S45 W29290 Hwy 59, Waukesha, Wisconsin 53189. A stockholder's nomination must be received by the Company's Secretary (i) no later than the close of business on the 90th day, nor earlier than the close of business on the 120th day, prior to the first anniversary of the previous year's annual meeting of stockholders, (ii) in the event the date of the annual meeting is more than 30 days before or more than 60 days after such anniversary date, notice by the stockholder to be timely must be so delivered not earlier than the close of business on the 120th day prior to the date of such annual meeting and not later than the close of business on the later of the 90th day prior to the date of such annual meeting or, if the first public announcement of the date of such annual meeting is less than 100 days prior to the date of such annual meeting, the 10th day following the day on which public announcement of the date of such meeting is first made by the Company, or (iii) in the case of a special meeting of stockholders called for the purpose of electing directors, not earlier than the close of business on the 120th day prior to such special meeting and not later than the close of business on the later of the 90th day prior to such special meeting or the 10th day following the date on which notice of the date of the special meeting was mailed or public disclosure of the date of the special meeting was made, whichever first occurs. A stockholder nomination must be accompanied by the information required by the Bylaws with respect to a stockholder director nominee.

        We may require any proposed nominee to furnish other information as we may reasonably require to determine the eligibility of the proposed nominee to serve as a director of the Company. See "PROPOSALS BY STOCKHOLDERS" for the deadline for nominating persons for election as directors at our 2013 annual meeting of stockholders.

Board of Directors Role in Risk Oversight

        Our Board and management continually monitor the material risks facing our Company, including financial risk, strategic risk, operational risk, and legal and compliance risk. Management regularly reports to the Board on its activities in monitoring and mitigating such risks. Overall responsibility for risk oversight rests with our Board. In addition, the Board may delegate risk oversight responsibility to a particular committee in situations in which the risk falls within the committee's area of focus or expertise. Our Board believes that for certain areas of risk, our Company is better served by having the initial risk evaluation and risk monitoring undertaken by a subset of the entire Board that is more focused on the issues pertaining to the particular risk. For instance, our Compensation Committee assists the Board in evaluating risks relating to our compensation policies and procedures. Also, our Audit Committee assists the Board in fulfilling the Board's oversight responsibility relating to the evaluation of financial and enterprise risks. As it deems necessary, the respective committee to which oversight and monitoring of a particular risk has been assigned reports on risk exposures and mitigation strategies with respect to such risk to the entire Board. In February 2013 an incentive plan risk assessment was performed. The Company has reviewed its compensation policies and practices and concluded that they are not reasonably likely to have a material adverse effect on the registrant.

 Board of Directors Leadership Structure

        The Board elected Timothy W. Sullivan as non-executive Chairman of the Board on April 9, 2013. This position is independent from management. Prior to Mr. Sullivan's election, the Company's Board had not elected any of its members as Chairman of the Board (executive or non-executive). Mr. Sullivan has served as a Class II director of the Company since 2012. The non-executive Chairman of the Board sets the agendas for and presides over the Board meetings as well as meetings of the independent directors. In connection with Mr. Sullivan's appointment, the Board eliminated the position of Lead Director, which had been held by Timothy Walsh from the time of the Company's initial public offering until Mr. Sullivan's election as independent non-executive Chairman of the Board. The Company's President and Chief Executive Officer, Aaron Jagdfeld, also serves as a member of the Board. The Board believes that this leadership structure is appropriate because it helps to promote greater communication between management and the directors. It also increases the directors' understanding of management decisions and Company operations and provides an additional layer of independent oversight of the Company.

        Stockholders and other parties interested in communicating directly with Mr. Sullivan as non-executive Chairman of the Board may do so by writing to Mr. Sullivan, c/o Generac Holdings Inc., S45 W29290 Hwy. 59, Waukesha, Wisconsin 53189. Additionally, stockholders and other parties interested in communicating directly with any other independent members of the Board, whether individually or as a group, may do so by writing to that director(s) or the Board of Directors, respectively, c/o Generac Holdings Inc., S45 W29290 Hwy. 59, Waukesha, Wisconsin 53189.

Attendance at Meetings

        It is our policy that each director is expected to dedicate sufficient time to the performance of his or her duties as a director, including by attending meetings of the stockholders, Board of Directors and committees of which he or she is a member. All of the then members of the Board of Directors attended our 2012 Annual Meeting of Stockholders.

        In 2012, the Board of Directors held seven (7) meetings (including regularly scheduled and special meetings) and took action by unanimous written consent from time to time. All incumbent directors attended at least 75% of (i) the total number of meetings of the Board of Directors (held during the period for which he has been a director); and (ii) the total number of meetings held by all committees on which he served (during the periods that he served).

Stockholder Communications with the Board of Directors

        Stockholders and other parties interested in communicating directly with the Board of Directors as a group may do so by writing to the Board of Directors, c/o Generac Holdings Inc., S45 W29290 Hwy. 59, Waukesha, Wisconsin 53189. The Secretary will review all correspondence and regularly forward to the Board of Directors all such correspondence that, in the opinion of the Secretary, deals with the functions of the Board of Directors or committees thereof or that the Secretary otherwise determines requires attention. Concerns relating to accounting, internal controls or auditing matters will immediately be brought to the attention of the Chairman of the Audit Committee. We have adopted a Whistleblower Policy, which establishes procedures for submitting these types of concerns, either personally or anonymously through a toll free telephone "hotline" or web transmission operated by an independent party. Our Whistleblower Policy can be found on the Company's website at www.generac.com.

        Stockholders and other parties interested in communicating directly with Mr. Barry J. Goldstein, as Chairman of the Audit Committee, may do so by writing to Mr. Goldstein, c/o Generac Holdings Inc., S45 W29290 Hwy. 59, Waukesha, Wisconsin 53189.

 Code of Ethics and Business Conduct

        We have adopted a Code of Ethics and Business Conduct (the "Code"), that applies to all of our directors, officers and employees, including our principal executive officer and principal financial accounting officer. The Code is posted on our website at www.generac.com. Any amendments to, or waivers under, our Code which are required to be disclosed by the rules promulgated by the SEC will be disclosed on the Company's website at www.generac.com.

Corporate Governance Guidelines and Principles

        We have adopted Corporate Governance Guidelines and Principles. These guidelines outline the role of our Board of Directors, the composition and operating principles of our Board of Directors and its committees and our Board of Directors' working process. Our Corporate Governance Guidelines and Principles are posted on our website at www.generac.com.

Section 16(a) Beneficial Ownership Reporting Compliance

        Based upon a review of our records, all reports required to be filed pursuant to Section 16(a) of the Securities Exchange Act of 1934 were filed on a timely basis with the one exception of one Form 4 which was inadvertently filed late by each of Terrence Dolan, Aaron Jagdfeld, Roger Pascavis and York Ragen on February 19, 2013 and, in the case of Allen Gillette, two Forms 4 filed on December 7, 2012 and February 19, 2013, respectively.

Compensation Committee Interlocks and Insider Participation

        The members of our Compensation Committee are Messrs. Timothy Walsh, John D. Bowlin and Timothy W. Sullivan. No member of the Compensation Committee was, during 2012 or previously, an officer or employee of Generac or its subsidiaries. In addition, during 2012, there were no compensation committee interlocks required to be disclosed.

BENEFICIAL OWNERSHIP OF OUR COMMON STOCK

        The following table shows information regarding the beneficial ownership of our common stock by:

  •
  each person or group who is known by us to own beneficially more than 5% of our common stock;

  •
  each member of our Board of Directors and each of our named executive officers; and

  •
  all members of our Board of Directors and our executive officers as a group.

        Beneficial ownership of shares is determined under rules of the SEC and generally includes any shares over which a person exercises sole or shared voting or investment power. Except as noted by footnote, and subject to community property laws where applicable, we believe based on the information provided to us that the persons and entities named in the table below have sole voting and investment power with respect to all shares of our common stock shown as beneficially owned by them.

        Except as noted by footnote, all stockholdings are as of April 23, 2013 and the percentage of beneficial ownership is based on 68,398,269 shares of common stock outstanding as of April 23, 2013. Unless otherwise indicated, the address for each holder listed below is c/o Generac Holdings Inc., S45 W29290 Hwy. 59, Waukesha, Wisconsin 53189.

Name and address of beneficial owner	Number of shares	Percentage of shares
Principal stockholders
CCMP Capital, LLC(1)	23,512,998	34.4%
Baron Capital Group, Inc.(2)	4,681,331	6.8%
Directors and Named Executive Officers(3)
Aaron Jagdfeld	1,219,872	1.8%
York A. Ragen	134,480	0.2%
Dawn Tabat	585,581	0.9%
Terry Dolan	45,778	0.1%
Russ Minick	51,083	0.1%
John D. Bowlin	69,823	0.1%
Robert Dixon	3,960	*
Barry J. Goldstein	25,404	*
Stephen Murray(1)	23,512,998	34.4%
Timothy Walsh(1)	23,512,998	34.4%
David Ramon	19,287	*
Timothy W. Sullivan	3,337	*
All members of the Board of Directors and executive officers as a group (15 persons)(4)	25,852,726	37.8%

*
Less than 0.1%

(1)
In the case of CCMP Capital, LLC, or CCMP Capital, includes 14,249,921 shares of common stock owned by CCMP Capital Investors II, L.P., or CCMP Capital Investors, 1,899,495 shares of common stock owned by CCMP Capital Investors (Cayman) II, L.P., or CCMP Cayman, and together with CCMP Capital Investors, the CCMP Capital Funds, and 7,348,647 shares of common stock owned by CCMP Generac Co-Invest, L.P., or Generac Co-Invest.

  The general partner of the CCMP Capital Funds is CCMP Capital Associates, L.P., or CCMP Capital Associates. The general partner of CCMP Capital Associates is CCMP Capital Associates GP, LLC, or CCMP Capital Associates GP. CCMP Capital Associates GP is wholly-owned by CCMP Capital. The general partner of Generac Co-Invest is CCMP Generac Co-Invest GP, LLC, or Generac Co-Invest GP. Generac Co-Invest GP is wholly-owned by CCMP Capital.

  CCMP Capital ultimately exercises voting and dispositive power over the shares held by the CCMP Capital Funds and Generac Co-Invest. Voting and disposition decisions at CCMP Capital with respect to such shares are made by an investment committee, the members of which are Stephen Murray, Greg Brenneman and Timothy Walsh.

  Stephen Murray is President and Chief Executive Officer of CCMP Capital. Timothy Walsh is a Managing Director of CCMP Capital. The address of each of Messrs. Murray and Walsh and each of the CCMP Capital entities (other than CCMP Cayman) is c/o CCMP Capital, LLC, 245 Park Avenue, New York, New York 10167. The address of CCMP Cayman is c/o Walkers Corporate Services Limited,, Walker House, 87 Mary Street, George Town KY1-9005, Grand Cayman, Cayman Islands.

  Each of Messrs. Murray, Walsh and Brenneman disclaims any beneficial ownership of any shares beneficially owned by the CCMP Capital Funds or Generac Co-Invest.

  The number of shares beneficially owned by CCMP Capital and its affiliates includes shares of common stock granted to Messrs. Murray and Walsh in their capacity as directors, because CCMP Capital may be deemed to have voting and dispositive power over those shares.

  Except for the information regarding the titles of Mr. Murray and Mr. Walsh, which were obtained from the Company's records, the information in this Footnote 1 is based on information provided by CCMP Capital, on behalf of CCMP Capital, the CCMP Capital Funds, Generac Co-Invest, and Messrs. Murray, Walsh and Brenneman, on April 10, 2013.

(2)
Based on information obtained from Amendment No. 2 to Schedule 13G filed by Baron Capital Group, Inc., BAMCO, Inc., Baron Capital Management, Inc. and Ronald Baron (collectively, "Baron Capital") on February 14, 2013. According to that report, Baron Capital possesses shared power to vote or to direct the voting of 4,183,364 of such shares and possesses shared power to dispose or to direct the disposition of 4,681,331 of such shares. In addition, according to that report, Baron Capital's business address is 767 Fifth Avenue, 49th Floor, New York, NY 10153.

(3)
With respect to Messrs. Jagdfeld and Ragen, Ms.Tabat and Messrs. Dolan and Minick, the number of shares beneficially owned includes 582,796, 56,527, 54,294, 4,099, and 16,693 shares respectively, which may be acquired pursuant to options issued under the Omnibus Plan because such options are exercisable within 60 days. The number of shares beneficially owned by Messrs. Murray and Walsh is the total shares they may be deemed to be beneficial owners of as a consequence of their being members of a CCMP Capital investment committee.

(4)
Includes shares beneficially owned by CCMP Capital, as a result of Messrs. Murray and Walsh potentially being deemed beneficial owners of such shares as a consequence of their being members of a CCMP Capital investment committee. See Footnote 1 above.

 EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

Compensation philosophy and objectives

        Generac's executive compensation policy, as established by our Compensation Committee, is designed to drive share value creation over the long term. Generac's compensation philosophy is based on total compensation competitiveness as it relates to our performance and external competitive references. The principal components of total compensation, including base pay, annual incentive and long-term incentives are structured to attract, retain and reward high caliber executive talent and motivate executives to achieve sustainable share value creation.

        Generally, the total direct compensation of Generac, including base pay, annual bonus and equity based long term incentive compensation, is performance based and market driven. The Compensation Committee believes this construct results in a fair level of pay for target performance, and an above market opportunity if the executive team builds share value in a sustainable way.

        The Compensation Committee makes decisions regarding the pay of Mr. Jagdfeld, our CEO and the next four most highly compensated executives (collectively, the "named executive officers"). The Committee also makes compensation decisions regarding six other executives who are members of the leadership team. Each year, including 2012, Messrs. Jagdfeld and Ragen establish a budget, which is approved by the Board of Directors. The budget establishes sales targets and other performance-related goals, which the Compensation Committee may consult in making decisions with respect to performance metrics for incentive compensation. The Compensation Committee may also approve the grant of equity-based awards from time to time, the value of which is intended to retain and motivate our named executive officers, as well as align a portion of their compensation with our performance.

        The Compensation Committee engaged Pearl Meyer & Partners, LLC ("PM&P") as its independent compensation consultant in November of 2011. PM&P provided the Compensation Committee with compensation data with respect to similarly sized manufacturing companies which was used to make compensation decisions for 2012. PM&P consulted with the Compensation Committee regarding base pay, annual incentive plan design, and long term incentive plan design for 2012.

        Historically, including 2012, the Committee reviews general manufacturing industry compensation data adjusted for our size, structure and pay philosophy; however, the Committee has not identified a specific peer group for the purpose of benchmarking executive compensation. The Committee uses market data to set a broad contextual backdrop for its deliberations, and not as a directive to set pay at certain levels. Of equal or greater importance when setting pay levels is the Committee's evaluation of the performance, talent and skill sets of our executive officers, the performance of the Company, and broader economic considerations. The Committee intends to establish a peer group in 2013, which will be used, in conjunction with survey data, to set a contextual backdrop for its deliberations, for 2014 and later years.

        In its compensation process, the Compensation Committee considers whether the Company's executive compensation and benefits program are aligned with the interests of the Company's stockholders. In that respect, as part of its on-going review of the Company's executive compensation program, the Compensation Committee considered the affirmative stockholder "say on pay" vote at the Company's prior annual meeting of stockholders and determined that the Company's executive compensation philosophy, compensation objectives, and compensation elements continued to be appropriate and did not make any changes to the Company's executive compensation program in response to such stockholder vote.

Role of the Compensation Committee

        Our Compensation Committee discharges the responsibility of the Board of Directors relating to the compensation of the named executive officers. In 2012, the members of the Compensation Committee were Messrs. Timothy Walsh, John D. Bowlin, and Timothy W. Sullivan.

        The Compensation Committee annually reviews and sets the goals and objectives related to the compensation of the named executive officers. During that review, the Compensation Committee considers the balance between short-term cash compensation and long-term incentives, evaluates the performance of the named executive officers in light of established goals and objectives, considers our prior performance and our relative stockholder return and sets the compensation levels of the named executive officers based on that evaluation. In addition, the Chief Executive Officer and Vice President, Human Resources provide the Compensation Committee with additional analyses and recommendations which reflect such factors as level of experience, time at position and applicable skill set as to the compensation of the named executive officers, although neither the Chief Executive Officer nor the Vice President, Human Resources makes recommendations with respect to his or her own compensation. The Compensation Committee uses market data in addition to considering the factors described above, to determine appropriate total direct compensation levels (consisting of base salary, cash bonus targets, and long term incentives) for the named executive officers. The Compensation Committee has generally targeted total cash compensation for our named executive officers at or below the market median, and it has targeted long term incentives at or above the market median, with the goal of setting total direct compensation at or above the market median. However, annual incentive opportunity is set such that if the Company achieves outstanding financial performance in a particular year, total cash compensation can be above the market median. As discussed below, 2012 was an outstanding year, with the result that the named executive officers received annual bonus payouts in excess of target annual bonuses.

        Additionally, in making subjective evaluations of the overall performance of named executive officers, the Compensation Committee considers the named executive officers' performance from the perspective of our core values, which include practicing integrity, driving innovation, operating lean, continually improving quality, developing employees, and environmental stewardship.

Components of compensation

  Base salary

        In February 2012, the Compensation Committee approved a $50,000 increase to Mr. Jagdfeld's base salary to bring it to $550,000. The 2012 base salary adjustment recognized his contributions to Generac and more closely aligns his base salary position with market. Also in February 2012, the Compensation Committee approved an increase to Mr. Ragen's base salary, to bring it to $300,000 annually and a base salary adjustment to bring Mr. Dolan's base salary to $315,000. As in the case of the increase for Mr. Jagdfeld, the 2012 base pay adjustments for Messrs. Ragen and Dolan recognize their contributions to Generac, and further aligned their base salary positions with market.

        In February of 2013, the Committee sought to further recognize the contributions of Mr. Jagdfeld and Mr. Ragen and the fact that their respective compensation continued to lag market. The Compensation Committee approved an increase of $75,000 for Mr. Jagdfeld, to bring his base compensation to $625,000, and an increase for Mr. Ragen to bring his base compensation to $350,000. Mr. Minick and Mr. Dolan had their base pay increased by 3 percent to $361,000 and $324,000, respectively.

  Annual performance bonus plan: cash incentive

        Under the Annual Performance Bonus Plan the Compensation Committee approved the 2012 Executive Management Incentive Plan. In 2012, participants, including the named executive officers, were eligible for an annual cash bonus based upon target bonus award levels, or Target Bonus Levels. In 2012, Mr. Jagdfeld's Target Bonus Level was 75% of his base salary with a maximum cash bonus of 187.5%. Target Bonus Levels for other named executive officers were equal to 50% of base salary for Mr. Dolan, 35% of base salary for Ms. Tabat, 50% for Mr. Ragen, and 50% of base salary for Mr. Minick. Maximum bonuses were equal to 125% of base salary for Mr. Dolan, 87.5% of base salary for Ms. Tabat, 125% of base salary for Mr. Ragen, and 125% of base salary for Mr. Minick. As indicated above, maximum bonus percentage amounts allow for executives to achieve cash compensation which is near or above the market median in a good year.

        Target Bonus Levels are divided into two components. Twenty five (25%) percent of the Target Bonus is paid for the achievement of individual goals. For 2012, individual goals for each named executive officer were based on growing the residential market, increasing industrial market share, geographic expansion, achieving the 2012 financial budget of $219 million in Adjusted EBITDA, and numerous other goals related to product and organizational development. Individual performance bonuses may be paid only if the Company achieves a threshold Adjusted EBITDA performance goal for the year. All or a portion of the remaining 75% of the Target Bonus is paid depending on the Company's performance against the Adjusted EBITDA goal. If the Adjusted EBITDA goal is exceeded, as set forth below, amounts greater than 75% of the Target Bonus can be paid. In no event, however, can the individual portion of bonus exceed 25% of the Target Bonus Level, regardless of the Company's Performance against Target Adjusted EBITDA.

        In 2012, Adjusted EBITDA was $289 million. Adjusted EBITDA is defined as Earnings before Interest, Taxes, Depreciation and Amortization as defined in the credit agreement between the Company and its lenders. For 2012, the Target Adjusted EBITDA multiplier was a number on a sliding scale ranging from zero (0) to three (3). The multiplier was used in the bonus calculation to determine the actual bonus payment with a multiple of 0 for achieving less than $200 million Adjusted EBITDA, a multiple of 1 for achieving Target Adjusted EBITDA ($219 million), a multiple of 2 for achieving $236 million Adjusted EBITDA, and a multiple of 3 for achieving $253 million Adjusted EBITDA.

        For 2012, actual Company Adjusted EBITDA was $289 million. This resulted in the financial performance portion of the award paid at a multiple of 3 times target, based on the Company's outstanding performance. Award levels for each named executive officer were as follows:

Executive	Individual Portion of Bonus	Target Adjusted EBITDA Portion of Bonus	Total Bonus
Mr. Jagdfeld	$95,906	$928,125	$1,024,031
Ms. Tabat	$29,925	$354,375	$384,300
Mr. Ragen	$34,500	$337,500	$372,000
Mr. Minick	$35,001	$393,763	$428,765
Mr. Dolan	$31,500	$354,375	$385,875

        The Compensation Committee maintains its discretion to make downward adjustment of annual performance bonuses, regardless of the outcome under incentive bonus formulas.

        For 2013, Ms. Tabat had her target bonus opportunity increased to 50 percent and maximum bonus to 125% of base pay. For 2013, Mr. Jagdfeld's target remained the same and the maximum bonus increased to 200% of base pay. The target and maximum bonus for the other named executive officers remains at 2012 levels.

  Equity-based compensation

        In connection with our initial public offering, the Company adopted the 2010 Equity Incentive Plan. The 2010 Equity Incentive Plan provides for grants of nonqualified stock options, incentive stock options, stock appreciation rights, restricted stock, other stock-based awards and performance-based compensation. The purpose of the 2010 Equity Incentive Plan is to attract, retain and motivate highly competent officers, directors, employees and other service providers by providing them with appropriate incentives and rewards either through a proprietary interest in our long-term success or compensation based on their performance in fulfilling their individual responsibilities.

        For 2012, the Compensation Committee determined that 50% of each executive's long term incentive grant was to be made in the form of time vested stock options, with 25% of such options vesting on each of the first four anniversaries of the date of grant. The Committee determined that the other 50% of each executive's long term incentive grant would take the form of time vested restricted stock. One half of the time vested restricted stock grant would vest ratably, over a three year period. The other half of the time vested restricted stock grant would vest 50% at the end of the fourth year following the grant, and 50% at the end of the fifth year following the grant with accelerated performance vesting at the end of year three if certain average annual sales and EBITDA margin goals for the three-year period 2012-14 were achieved. These goals were set at a level, given business conditions at the time the awards were granted, that was designed to be challenging but achievable with strong management performance. The time vested restricted stock with the performance vesting accelerator, represents 25% of the normal 2012 annual grant. However, each Named Executive Officer received three years worth of value of restricted stock subject to performance accelerated vesting to align the grant with the performance period. Accordingly, equity grants made in 2013 and 2014 will be adjusted downward for the impact of this grant.

        The amount of the 2012 long term incentive award for each executive was determined, in part, by reference to relevant market data.

        For 2012, the equity grants for the named executive officers were as follows:

Executive	Value of Stock Options(1)	Value of Time Vested Restricted Stock Not Subject to Performance Accelerated Vesting(2)	Value of Time Vested Restricted Stock Subject to Performance Accelerated Vesting(3)(4)	Total Value of 2012 Long Term Incentive Grants
Mr. Jagdfeld	$750,011	$375,005	$1,125,014	$2,250,030
Ms. Tabat(5)	$-0-	$-0-	$-0-	$-0-
Mr. Ragen	$214,009	$107,006	$321,017	$642,032
Mr. Minick	$262,510	$131,252	$393,755	$787,517
Mr. Dolan	$225,002	$112,501	$337,504	$675,007

(1)
Value of time-vested stock options at February 2012 grant date.

(2)
Value of time-vested restricted stock at February 2012 grant date.

(3)
Value of time-vested restricted stock with performance acceleration at February 2012 grant date.

(4)
This was a larger than normal grant by a factor of 3, to encourage achievement of certain growth goals during the three year performance period, which would trigger vesting. The normal grant would have been $375,005 for Mr. Jagdfeld, $107,006 for Mr. Ragen, $131,252 for Mr. Minick, and $112,501 for Mr. Dolan.

(5)
Ms. Tabat did not receive a 2012 equity award.

  Pension plans

        We provide retirement benefits to certain named executive officers under the terms of the Generac Power Systems Inc. Salaried, Technical & Clerical Employees Pension Plan (the "Plan"). The Plan is a tax qualified benefit pension plan. The Plan was frozen effective December 31, 2008, resulting in a cessation of all future benefit accruals under the Plan. The named executive officers participate in the Plan on the same terms as our other participating employees.

  Other

        In September 2010, the Compensation Committee approved stock ownership guidelines applicable to the Company's officers at the vice president and above level and members of our Board of Directors. The Committee believes that it is in the best interest of Generac and its stockholders to align the financial interests of the Company's officers and directors with those of Generac's stockholders by requiring participants to establish and maintain a permanent minimum ownership position in Company stock, and by limiting the ability to sell Company stock until guideline ownership levels have been achieved. In addition, the Committee believes that the investment community values stock ownership by such officers and that share ownership demonstrates a commitment to and belief in the long-term strategic direction of Generac.

        Accordingly stock ownership guidelines have been established for the Company's officers and directors. In 2012 a total of 28 individuals, including all of the named executive officers, were covered under this stock ownership policy as follows:

Position/Level	Multiple of Salary Requirement
CEO	4.0X annual base pay
Directors	4.0X annual equity compensation
CFO, COO, EVP & SVP	2.0X annual base pay
Vice President	1.0X annual base pay

        Participants are expected to build ownership value over time as a result of their performance and participation in the Company's equity compensation programs. Under the guidelines, no time period is specified for compliance. The following retention ratios will apply to each executive based on years of service and percentage of the guideline that has been achieved. Under the stock ownership guidelines, (i) an executive that has met 50% of the multiple of salary guideline and has less than 5 years of service has a 50% retention ratio, (ii) an executive that has met 50% of the multiple of salary guideline and has five or more years of service has a 25% retention ratio and (iii) an executive that has met less than 50% of the multiple of salary guideline has a 75% retention ratio. The Committee will assess progress towards meeting the guidelines on an annual basis.

        In February 2012 the Compensation Committee approved changes to the guidelines to reduce the Director requirement to 3.0X annual equity retainer with 5 years to meet their minimum requirement. Directors Murray and Walsh have an indirect interest in the shares owned by CCMP Capital, and are not subject to the share ownership requirements.

        The Compensation Committee acknowledges the 10b5-1 trading plans for Mr. Jagdfeld and Ms. Tabat effective March 2012.

        In 2012 the Compensation Committee recommended that the Board give their unanimous written consent, subject to stockholder approval, that the 2010 Equity Incentive Plan be amended and restated to increase the number of shares authorized for future issuance by 2.5 million additional shares. The requested addition to the number of shares was approved by shareholders at the 2012 annual meeting.

REPORT OF THE COMPENSATION COMMITTEE

        Our Compensation Committee has reviewed and discussed the "EXECUTIVE COMPENSATION—Compensation Discussion and Analysis" section with our management. Based upon this review and discussion, the Compensation Committee recommended to the Board of Directors that the "EXECUTIVE COMPENSATION—Compensation Discussion and Analysis" section be included in this Proxy Statement, which will be incorporated by reference in our Annual Report on Form 10-K for the fiscal year ended December 31, 2012.

Respectfully submitted by the Compensation Committee of the Board of Directors.

Timothy Walsh, Chair
John D. Bowlin
Timothy W. Sullivan

2012 Summary Compensation Table

        The following table shows compensation information for 2010, 2011 and 2012 for our named executive officers.

Name and principal position	Year	Salary ($)	Bonus ($)	Stock awards ($)(1)	Option awards ($)(1)	Non-equity incentive plan compensation ($)	Change in pension value ($)	All other compensation ($)(2)	Total ($)
Aaron Jagdfeld	2012	543,989	—	1,500,019	750,011	1,024,031	44,227	41,442	3,903,719
President, Chief Executive	2011	500,000	—	—	—	701,250	40,045	31,984	1,273,279
Officer & Director	2010	496,438	—	1,421,875	7,720,930	—	27,376	40,662	9,707,281
York Ragen	2012	298,217	—	428,023	214,009	372,000	5,997	16,924	1,335,170
Chief Financial Officer	2011	280,362	—	—	—	186,533	5,433	21,286	493,614
	2010	246,500	—	284,375	1,781,752	—	6,713	14,540	2,333,880
Dawn Tabat	2012	450,000	—	—	—	384,300	151,111	36,417	1,021,828
Chief Operating Officer	2011	450,000	—	—	—	292,950	153,400	30,680	927,030
and Secretary	2010	450,000	—	—	1,781,752	—	148,991	28,973	2,409,716
Russell Minick	2012	350,012	—	525,007	262,510	428,765	—	—	1,566,294
Executive Vice President	2011	126,580	75,000	216,004	504,006	34,738	—	11,635	967,963
Residential	2010	—	—	—	—	—	—	—	—
Terrence Dolan	2012	313,197	—	450,005	225,002	385,875	—	—	1,374,079
Executive Vice President	2011	265,922	—	50,002	190,007	166,500	—	5,160	677,591
Commercial & Industrial	2010	—	—	—	—	—	—	—	—

(1)
The amounts reported for 2012 represent the aggregate grant date fair value for awards of restricted stock and stock options and are computed in accordance with Financial Accounting Standards Board Accounting Standards Codification Subtopic 718-10. See Note 10 to the Consolidated Financial Statements included in our Annual Report on form 10-K for the year ended December 31, 2012 for a discussion of the relevant assumptions used in calculating these amounts. All amounts represent potential future income calculated for financial reporting purposes; actual amounts recognized by the named executive officers may be materially different depending on, among other things, the Company's stock price performance and the period of service of the executive.

(2)
All other compensation represents the employer matching contributions and employer non-elective contributions of the defined contribution plan and cash payouts of unused vacation. Included in the number for Mr. Jagdfeld is $26,442 for unused 2012 vacation time. Included in the total for Ms. Tabat is $20,769 for unused 2012 vacation time.

 Grants of Plan-Based Awards in 2012

        The following table indicates potential cash incentive compensation under our Incentive Compensation Plan based on 2012 performance and equity awards granted in 2012 under our 2010 Equity Incentive Plan.

					Possible future payouts under equity incentive plan awards Target (#)(2)
						All other stock awards: number of shares of stock or units (#)(3)	All other option awards: number of securities underlying options (#)(4)
		Possible payouts under non-equity incentive plan awards(1)						Exercise or base price of option awards ($/sh)	Grant date fair value of stock and option awards ($)(5)
Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)
Aaron Jagdfeld	—	82,500	412,500	1,031,250	—	—	—	—	—
	2/24/12	—	—	—	—	13,920	—	—	375,005
	2/24/12	—	—	—	41,760	—	—	—	1,125,014
	2/24/12	—	—	—	—	—	62,087	$20.94	750,011
York Ragen	—	30,002	150,011	375,029	—	—	—	—	—
	2/24/12	—	—	—	—	3,972	—	—	107,006
	2/24/12	—	—	—	11,916	—	—	—	321,017
	2/24/12	—	—	—	—	—	17,716	$20.94	214,009
Dawn Tabat	—	31,500	157,500	393,750	—	—	—	—	—
Russell Minick	—	35,001	175,006	437,515	—	—	—	—	—
	2/24/12	—	—	—	—	4,872	—	—	131,252
	2/24/12	—	—	—	14,616	—	—	—	393,755
	2/24/12	—	—	—	—	—	21,731	$20.94	262,510
Terrence Dolan	—	31,500	157,500	393,750	—	—	—	—	—
	2/24/12	—	—	—	—	4,176	—	—	112,501
	2/24/12	—	—	—	12,528	—	—	—	337,504
	2/24/12	—	—	—	—	—	18,626	$20.94	225,002

(1)
Under the Annual Performance Bonus Plan, the Compensation Committee approved a 2012 Executive Management Incentive Plan. For additional information regarding the Annual Performance Bonus Plan, please see the Compensation Discussion and Analysis.

(2)
Represents an award of restricted stock, vesting 50% on the fourth and fifth anniversaries of the date of grant or, if performance goals relating to 2012-2014 net sales and margins are achieved, 100% on the third anniversary of the date of grant.

(3)
Represents an award of restricted stock, vesting in equal installments on each anniversary of the date of grant over three years.

(4)
Represents an award of stock options, vesting 25% on each anniversary of the date of grant over four years.

(5)
The grant date fair values were computed in accordance with Financial Accounting Standards Board Accounting Standards Codification Subtopic 718-10. See Note 10 to the Consolidated Financial Statements included in our Annual Report on Form 10-K for the year ended December 31, 2012 for a discussion of the relevant assumptions used in calculating these amounts.

2012 Outstanding Equity Awards at Fiscal Year-End

        The following table sets forth information regarding outstanding equity awards held by our named executive officers as of December 31, 2012:

	Option Awards					Stock Awards
Name	Number of securities underlying unexercised options (#) exercisable	Number of securities underlying unexercised options (#) unexercisable		Option Exercise price ($)(10)	Option expiration date	Number of shares or units of stock that have not vested (#)		Market value of shares or units of stock that have not vested ($)	Equity incentive plan awards: number of unearned shares, units or other rights that have not vested (#)		Equity incentive plan awards: market or payout value of unearned shares, units or other rights that have not vested ($)
Aaron Jagdfeld	381,516	677,275	(1)	$7.00	02/10/20	109,375	(5)	3,752,656	—		—
Aaron Jagdfeld	—	62,087	(4)	$20.94	02/24/22	13,920	(8)	477,595	—		—
Aaron Jagdfeld	—	—		—	—	—		—	41,760	(9)	1,432,786
York Ragen	—	156,294	(1)	$7.00	02/10/20	21,875	(5)	750,531	—		—
York Ragen	—	17,716	(4)	$20.94	02/24/22	3,972	(8)	136,279	—		—
York Ragen	—	—		—	—	—		—	11,916	(9)	408,838
Dawn Tabat	36,196	156,294	(1)	$7.00	02/10/20	—		—	—		—
Russell Minick	11,260	45,039	(2)	$11.15	08/22/21	12,595	(6)	432,134	—		—
Russell Minick	—	21,731	(4)	$20.94	02/24/22	4,872	(8)	167,158	—		—
Russell Minick	—	—		—	—	—		—	14,616	(9)	501,475
Terrence Dolan	—	78,147	(1)	$7.00	02/10/20	9,844	(5)	337,748	—		—
Terrence Dolan	—	16,398	(3)	$11.75	05/17/21	2,817	(7)	96,651	—		—
Terrence Dolan	—	18,626	(4)	$20.94	02/24/22	4,176	(8)	143,279	—		—
Terrence Dolan	—	—		—	—	—		—	12,528	(9)	429,836

(1)
These options were granted on February 10, 2010, and vest in 20% increments on each of the first though fifth year anniversaries of the date of grant.

(2)
These options were granted on August 22, 2011, and vest in 20% increments on each of the first though fifth year anniversaries of the date of grant.

(3)
These options were granted on May 17, 2011, and vest in 20% increments on each of the first though fifth year anniversaries of the date of grant.

(4)
These options were granted on February 24, 2012, and vest in 25% increments on each of the first through fourth anniversaries of the date of grant.

(5)
Represents an award of restricted stock that vests on February 10, 2013.

(6)
Represents an award of restricted stock that vests on August 22, 2014.

(7)
Represents an award of restricted stock that vests on May 17, 2014.

(8)
Represents an award of restricted stock granted February 24, 2012, and vests in equal installments on each of the first through third year anniversaries of the grant date.

(9)
Represents an award of restricted stock with performance vesting granted February 24, 2012, and vests in equal installments on each of the fourth and fifth year anniversaries, or if performance goals relating to 2012-2014 net sales and margins are met, vests 100% on the third anniversary of the grant date.

(10)
In connection with the Company's June 2012 $6.00/share special dividend, our Board of Directors reduced the exercise price of these options by the amount of the dividend in accordance with the Plan provisions. The exercise price reported in this table represents the exercise price after adjusting for such dividend.

 Option Exercises and Stock Vested in 2012

        The following table sets forth information regarding option exercises and the vesting of stock awards during 2012 for our named executive officers:

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)(1)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
Jagdfeld, Aaron	70,000	$1,283,700	—	—
Ragen, York	104,196	$2,666,376	—	—
Tabat, Dawn	68,000	$1,186,175	—	—
Dolan, Terrence	30,148	$370,042	—	—
Minick, Russell	—	—	—	—

(1)
The actual shares issued using the net share settlement exercise method were 31,427, 54,858, 29,925, 9,573 for Mr. Jagdfeld, Mr. Ragen, Ms. Tabat and Mr. Dolan, respectively.

Pension Benefits for 2012

        The following table presents information regarding the present value of accumulated benefits that may become payable to the named executive officers under the Plan.

Name	Plan Name	Year	Number of years credited service	Present value of accumulated benefit(1)	Payments during last fiscal year
Aaron Jagdfeld	Generac Power Systems, Inc. Salaried, Technical & Clerical Employees Pension Plan	2012	14	$222,477	—
York Ragen	Generac Power Systems, Inc. Salaried, Technical & Clerical Employees Pension Plan	2012	3	30,219	—
Dawn Tabat	Generac Power Systems, Inc. Salaried, Technical & Clerical Employees Pension Plan	2012	36	1,320,718	—
Russell Minick	Generac Power Systems, Inc. Salaried, Technical & Clerical Employees Pension Plan	2012	0	—	—
Terrence Dolan	Generac Power Systems, Inc. Salaried, Technical & Clerical Employees Pension Plan	2012	0	—	—

(1)
The accumulated benefit is based on service and earnings considered by the Plan for the period through December 31, 2008, at which time the Plan was frozen. Present value has been calculated assuming the named executive officers will remain in service until age 65, the age at which retirement may occur without any reduction in benefits, and that the benefit is payable under the available forms of annuity consistent with the Plan. The interest assumption is 4.65%. The post retirement mortality assumption is based on the PPA 2012 Annuitant Mortality for Males or Females, as appropriate. For purposes of calculating benefits, average annual compensation is limited by Section 401(a)(17) of the Internal Revenue Code and is based upon wages, salaries and other amounts paid to the employee. Under the Plan, a participant earns a vested right to an accrued benefit upon completion of five years of vesting service. See Note 9—Benefit Plans to our consolidated financial statements in the 2012 Annual Report on form 10-K for more information.

 Employment Agreements and Severance Benefits

        Mr. Jagdfeld and Ms. Tabat are each subject to an employment agreement with the Company. Mr. Jagdfeld's term of employment will end on January 14, 2015, and Ms. Tabat's employment agreement was amended in November 2012 to extend the term of employment through November 10, 2013, unless either term of employment is terminated at an earlier time.

        Pursuant to Mr. Jagdfeld's employment agreement, he is entitled to an annual base salary of $500,000, which amount may be increased by our Compensation Committee in its discretion. Mr. Jagdfeld's employment agreement further provides that he is eligible to receive an annual bonus in accordance with our Annual Performance Bonus Plan and his target annual bonus is equal to 75% of his base salary. In February of 2013, the Committee approved an increase to bring his base salary to $625,000.

        Pursuant to Ms. Tabat's employment agreement, she is entitled to an annual base salary of $450,000, which amount may be increased by our Compensation Committee in its discretion. Ms. Tabat's employment agreement further provides that she is eligible to receive an annual bonus in accordance with our Annual Performance Bonus Plan and her target annual bonus is equal to 35% of her base salary. This amount was raised to 50% in February 2013. In the event either Mr. Jagdfeld or Ms. Tabat's employment is terminated by us without Cause or by the executive for Good Reason, we are obligated to provide severance benefits.

        Cause is defined as the executive's: (a) willful and continued failure to substantially perform his/her duties; (b) gross negligence or willful misconduct in the performance of his or her duties; (c) commission of fraud, embezzlement, misappropriation of funds, breach of fiduciary duty or a material act of dishonesty against us; (d) indictment for a felony; or (e) drug addiction or habitual intoxication that adversely effects his or her performance or the reputation or best interests of the Company.

        In Mr. Jagdfeld's employment agreement, Good Reason is defined as: (a) a reduction in excess of 5% of the executive's base salary or target bonus opportunity, excluding across the board reductions affecting all senior executives; (b) a material reduction of the executive's duties or responsibilities that has not been cured within 20 days after written notice has been given; (c) a failure of the Company to make available to the executive the type of employee benefits which are available to the executive as of January 14, 2010; (d) a requirement by us that the executive be based in an office that is 50 miles more than his principal place of employment as of January 14, 2010; and (e) a material breach of any material term or condition of the employment agreement by us that has not been cured within 20 days after written notice has been given.

        In Ms. Tabat's employment agreement, Good Reason is defined as: (a) a reduction in excess of 5% of the executive's base salary or target bonus opportunity, excluding across the board reductions affecting all senior executives; (b) a material reduction of the executive's duties or responsibilities that has not been cured within 20 days after written notice has been given; and (c) a requirement by us that the executive be based in an office that is 50 miles from her principal place of employment as of November 10, 2006.

        All severance payments are subject to the executive's execution and effectiveness of a release of claims in the form attached to each employment agreement, and the executive's continued compliance with a Restrictive Covenant Agreement (as defined herein).

        If we terminate Mr. Jagdfeld's or Ms. Tabat's employment for Cause, or if either executive terminates his or her employment without Good Reason, the executive is entitled only to the obligations already accrued under his or her employment agreement. If we terminate Mr. Jagdfeld's or Ms. Tabat's employment without Cause or if either executive terminates his or her employment for Good Reason, the executive is entitled to (1) any accrued but unpaid base salary and vacation pay through the Termination Date (as defined in each employment agreement), payable within thirty days following such Termination Date, (2) any earned annual bonus for the fiscal year during which the Termination Date occurred (and the annual bonus for the prior fiscal year, if earned but not yet paid), payable in accordance with our usual bonus payment schedule, and (3) continued participation for the executive and his or her spouse and dependents in our medical, hospitalization, dental and life insurance programs for a period of 24 months (18 months in the case of Ms. Tabat) at our expense commencing on the Termination Date, and the executive would be entitled to full COBRA rights following the termination of such benefits. In addition, Mr. Jagdfeld would be entitled to continued payment of his base salary for a period of 24 months commencing on the Termination Date, payable in accordance with our standard payroll practices, and payments equal to 200% of the executive's target annual bonus for the year in which the Termination Date occurs, payable in equal installments over a period of 24 months commencing on the Termination Date. Ms. Tabat would be entitled to payment of 150% of her base salary for a period of 18 months commencing on the Termination Date, payable in accordance with our standard payroll practices.

        The following table sets forth the severance benefits that would have been payable to Mr. Jagdfeld and Ms. Tabat if we had terminated Mr. Jagdfeld's or Ms. Tabat's employment agreement without Cause on December 31, 2012 or if either of them terminated his or her employment agreement for Good Reason:

Executive	Severance Period	Salary	2X Target Bonus	Benefits	Value of Accelerated Equity(1)	Total Severance
Aaron Jagdfeld	24 months	$1,100,000	$825,000	$27,446	$35,408,722	$37,361,168
Dawn Tabat	18 months	$1,012,500	$—	$6,607	$5,256,902	$6,276,009

(1)
Represents the value of the long-term incentive awards to be received upon a qualifying termination of employment. Under the terms of the restricted stock agreements and option agreements, if within the one year period following a change in control, the participant's employment is terminated without cause, the participant's outstanding restricted stock and stock options shall vest as of the date of such termination of employment. In the case of the outstanding restricted stock awards, the equity value represents the value of the shares (determined by multiplying the closing price of $34.31 per share on December 31, 2012 by the number of unvested shares of restricted stock that would vest upon termination of employment). In the case of option awards, the equity value was determined by multiplying (i) the spread between the exercise price and the closing price of $34.31 per share on December 31, 2012 and (ii) the number of unvested option shares that would vest following termination

        Simultaneously with the execution of each employment agreement, we entered into a confidentiality, non-competition and intellectual property agreement, or Restrictive Covenant Agreement. Pursuant to each of the Restrictive Covenant Agreements, Mr. Jagdfeld and Ms. Tabat have agreed to maintain Confidential Information (as defined in each Restrictive Covenant Agreement) in confidence and secrecy and have agreed not to compete with us or solicit any of our employees during his or her employment and for a period following 24 months (18 months in the case of Ms. Tabat) after his or her termination.

        Although they have not entered into employment agreements, Mr. Ragen, Mr. Dolan and Mr. Minick have signed employee nondisclosure and noncompete agreements. Our salary and bonus arrangements with Mr. Ragen, Mr. Dolan and Mr. Minick are described under "—Compensation Discussion and Analysis—Components of compensation."

        Additionally, we entered into Change in Control Severance Agreements with Messrs. Ragen, Dolan and Minick, under which each executive is entitled to severance benefits under certain circumstances following a Change in Control. Under the agreements, an executive is entitled to severance benefits upon termination of employment by us without Cause or by the executive for Good Reason during the twelve-month period following a Change in Control. The term of each agreement commenced on January 14, 2010 for Messrs. Ragen and Dolan and on October 3, 2011 for Mr. Minick and continues until one year after a Change in Control. The Compensation Committee approved the terms of these agreements which it believes to be similar to agreements prevalent within our industry and for companies of similar size and structure.

        Under the agreements, a Change in Control is defined as a: (a) change in our ownership, such that any one person or more than one person acting as a group, other than a subsidiary, CCMP, an affiliate of CCMP or a group that includes CCMP or an affiliate of CCMP, acquires ownership of our stock that constitutes more than 50% of the total fair market value or total voting power of our stock; (b) change in effective control, such that the individuals who constitute our Board of Directors as of January 14, 2010 cease for any reason to constitute at least a majority of the Board of Directors during any twelve-month period, provided, however, that (i) if the election or nomination for election by our stockholders of any new director was approved by a vote of at least a majority of the existing Board of Directors, then such new director shall be considered a member of the existing Board of Directors, and (ii) any reductions in the size of the Board of Directors that are instituted by the existing Board of Directors shall not constitute a Change in Control, and that after such reduction, the existing Board of Directors shall mean the Board of Directors as so reduced; and (c) change in the ownership of a substantial portion of our assets, such that one person or more than one person acting as a group, other than a subsidiary, CCMP, an affiliate of CCMP or a group that includes CCMP or an affiliate of CCMP, acquires (or has acquired during the twelve-month period ending on the date of the most recent acquisition by the person or persons) our assets that have a total gross fair market value (as determined in good faith by the Board of Directors without regard to any liabilities associated with such assets) of more than 50% of the total gross fair market value of all our assets immediately prior to such acquisition or acquisitions.

        Cause is defined as the executive's: (a) material breach of any of his obligations under any written agreement with us or our affiliates; (b) material violation of any of our policies, procedures, rules and regulations applicable to employees generally or to similarly situated employees, as they may be amended from time to time; (c) failure to reasonably and substantially perform his duties, other than as a result of physical or mental illness or injury; (d) willful misconduct or gross negligence that has caused or is reasonably expected to result in material injury to our business, reputation or prospects; (e) fraud or misappropriation of funds; or (f) commission of a felony or other serious crime involving moral turpitude.

        Good Reason is defined as: (a) a material and adverse reduction in the nature or scope of the authority or title held by the executive or duties assigned to the executive; or (b) the relocation of the executive's principal place of employment more than 50 miles from its location within one year of the effective date of the Change in Control; provided that written notice must be provided to us within 60 days following the occurrence of such event and we have 30 days to cure such event.

        If we terminate the employment of the executive without Cause or if the executive terminates his employment for Good Reason during the twelve-month period following a Change in Control, the executive is entitled to receive from us: (1) a cash amount equal to any accrued but unpaid base salary and vacation pay through the date of the executive's termination of employment, payable within 30 days following the date of the executive's termination of employment; (2) a cash amount equal to 12 months of the executive's base salary as of the date of the executive's termination of employment, which shall be paid in accordance with our normal payroll practices over the twelve-month period following the date of the executive's termination of employment; (3) a cash amount equal to one times the executive's base salary multiplied by the executive's target annual bonus level for the fiscal year during which the executive's termination of employment occurs, which shall be paid in accordance with our normal payroll practices over the twelve-month period following the date of the executive's termination of employment; and (4) reimbursement (or direct payment to the carrier) for 12 months following the executive's termination of employment for the premium costs incurred by the executive (and his spouse and dependents, where applicable) to obtain COBRA coverage, pursuant to one of the group health plans sponsored by us, and only if the executive is participating in the group health plan as of the date of termination. Assuming that the agreements were in place, if we had terminated the employment of Messrs. Ragen, Dolan and Minick without Cause or if they terminated their employment for Good Reason on December 31, 2012 and such date was within the twelve-month period following a Change in Control, they would have been entitled to the amounts set forth in the following table:

Executive	Change in Control Severance Period	Salary	Bonus	Benefits	Value of Accelerated Equity(1)	Total Severance
York Ragen	12 months	$300,023	$150,012	$15,155	$5,800,901	$6,266,091
Terry Dolan(2)	12 months	$315,000	$157,500	$15,155	$3,760,667	$4,248,322
Russ Minick	12 months	$350,012	$175,006	$15,155	$2,695,196	$3,235,369

(1)
Represents the value of the long-term incentive awards to be received upon a qualifying termination of employment. Under the terms of the restricted stock agreements and option agreements, if within the one year period following a change in control, the participant's employment is terminated by the Company without cause (or by the participant for good reason), the participant's outstanding restricted stock and stock options shall vest as of the date of such termination of employment. In the case of the outstanding restricted stock awards, the equity value represents the value of the shares (determined by multiplying the closing price of $34.31 per share on December 31, 2012 by the number of unvested shares of restricted stock that would vest upon termination of employment). In the case of option awards, the equity value was determined by multiplying (i) the spread between the exercise price and the closing price of $34.31 per share on December 31, 2012 and (ii) the number of unvested option shares that would vest following termination

(2)
In addition to the Change in Control Severance, if terminated without cause per Terry Dolan's offer of employment he is eligible to receive salary and benefits for a period of 12 months. The value as valued above for a total of $330,155.

        All severance benefits are subject to the executive's execution and the effectiveness of a release of claims and continued compliance with the nondisclosure and noncompete agreement that each executive has entered into.

 DIRECTOR COMPENSATION

        The following table shows compensation information for 2012 for our Board of Directors.

Name	Year	Fees earned ($)	Stock awards ($)(1)	Total ($)
Stephen Murray	2012	118,132	—	118,132
Timothy Walsh	2012	128,132	—	128,132
John D. Bowlin	2012	58,132	60,000	118,132
Edward A. LeBlanc(2)	2012	53,893	60,000	113,893
Barry J. Goldstein	2012	137,198	—	137,198
David A. Ramon	2012	58,132	60,000	118,132
Robert Dixon(2)	2012	47,967	—	47,967
Timothy W. Sullivan(2)	2012	16,957	—	16,957

(1)
Represents shares received in connection with annual equity portion of compensation. The amounts indicated represent the aggregate grant date fair value for awards of stock, computed in accordance with Financial Accounting Standards Board Accounting Standards Codification Subtopic 718-10. See Note 10 to the Consolidated Financial Statements included in our Annual Report on form 10-K for the year ended December 31, 2012 for a discussion of the relevant assumptions used in calculating these amounts.

(2)
Mr. LeBlanc resigned as a member of the Board of Directors effective December 6, 2012. Mr. Dixon joined the Board of Directors effective March 14, 2012. Mr. Sullivan joined the Board of Directors effective September 19, 2012.

        Effective March 9, 2012 the director retainer fee increased from $12,500 to $15,000 per quarter and annual stock grants increased from a value of $50,000 to $60,000. The fee paid to the Chairman of the Audit Committee was increased from $3,750 to $5,000 per quarter, while the fee paid to the Chairman of the Compensation Committee remained at $2,500 per quarter. Our directors are reimbursed for out-of-pocket expenses incurred in connection with rendering board services.

        Commencing in 2012, our directors may elect to receive the equity portion of their annual director fees in cash. Directors who make this election are required to do so in the first quarter of the fiscal year. Notwithstanding the ability of directors to elect to receive the equity portion of their fees in cash, directors are required to comply with the director share ownership requirements maintained by the Company.

        Mr. Timothy Sullivan was elected non-executive Chairman of the Board in April 2013. The Board awarded Mr. Sullivan an additional $180,000 per annum for his service as Chairman.

2012 Equity Compensation Plan Information at Fiscal Year-End

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)	Weighted-average exercise price of outstanding options, warrants and rights (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)
Equity compensation plans approved by security holders	3,449,425	$8.44	4,740,460
Equity compensation plans not approved by security holders(1)	—	—	—

(1)
Not applicable. There were no equity compensation plans not approved by the security holders.

 RELATED PERSON TRANSACTIONS

Policies for Approval of Related Person Transactions

        We adopted a written policy relating to the approval of related person transactions. Our Audit Committee reviews and approves or ratifies all relationships and related person transactions between us and (1) our directors, director nominees, executive officers or their immediate family members, (2) any 5% record or beneficial owner of our common stock or (3) any immediate family member of any person specified in (1) and (2) above. Our Chief Financial Officer is primarily responsible for the development and implementation of processes and controls to obtain information from our directors and executive officers with respect to related party transactions and for determining, based on the facts and circumstances, whether we or a related person have a direct or indirect material interest in the transaction.

        As set forth in the related person transaction policy, in the course of its review and approval or ratification of a related party transaction, the Audit Committee will consider:

  •
  the nature of the related person's interest in the transaction;

  •
  the availability of other sources of comparable products or services;

  •
  the material terms of the transaction, including, without limitation, the amount and type of transaction; and

  •
  the importance of the transaction to us.

        Any member of the Audit Committee who is a related person with respect to a transaction under review will not be permitted to participate in the discussions or approval or ratification of the transaction. However, such member of the Audit Committee will provide all material information concerning the transaction to the Audit Committee.

        There were no related person transactions required to be disclosed since January 1, 2012 and no such transactions are currently proposed.

PROPOSAL 2—RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        The Board of Directors recommends that the stockholders ratify the selection of Ernst & Young LLP as our independent registered public accounting firm for the year ending December 31, 2013. The Audit Committee approved the selection of Ernst & Young LLP as our independent registered public accounting firm for 2013. Ernst & Young LLP is currently our independent registered public accounting firm.

        Although the Company is not required to seek stockholder approval of this appointment, the Board of Directors believes that doing so is consistent with good corporate governance practices. If the appointment is not ratified, the Audit Committee will explore the reasons for stockholder rejection and will reconsider the appointment.

        The Board of Directors recommends a vote FOR ratification of the selection of Ernst & Young LLP as our independent registered public accounting firm.

 Principal Accounting Fees and Services

        Ernst & Young LLP ("E&Y") serves as our independent registered public accounting firm. The following table presents fees paid for audit of our annual consolidated financial statements and all other professional services rendered by E&Y for the years ended December 31, 2012 and 2011.

	For the Years Ended December 31,
	2012	2011
Audit fees(1)	$898,100	$525,000
Audit-related fees(2)	129,500	60,100
Tax fees	124,000	91,300
All other fees	—	—

Total fees	$1,151,600	$676,400

(1)
Audit fees in 2012 include $217,700 related to financial procedures performed related to bond and stock offerings.

(2)
Audit-related fees in 2012 relate to financial and tax due diligence procedures performed related to the acquisition of Ottomotores UK Limited. Audit-related fees in 2011 relate to financial and tax due diligence procedures performed related to the acquisition of the Magnum Products business.

        The services provided by E&Y were pre-approved by the Audit Committee. The Audit Committee has considered whether the provision of the above-noted services is compatible with maintaining the independence of the independent registered public accounting firm and has determined, based on advice from E&Y, that the provision of such services has not adversely affected E&Y's independence.

        According to its charter, the Audit Committee is responsible for approving all audit engagement fees, terms and non-audit engagements with the independent auditors on behalf of the Company in advance of providing any service.

PROPOSAL 3—ADVISORY VOTE ON EXECUTIVE COMPENSATION

        As required by Section 14A of the Securities Exchange Act of 1934, we are offering our stockholders an opportunity to cast an advisory vote on the compensation of our named executive officers, as disclosed in this proxy statement. Although the vote is non-binding, we value continuing and constructive feedback from our stockholders on compensation and other important matters. The Board and the Compensation Committee will consider the voting results when making future compensation decisions.

        At the 2012 Annual Meeting of Stockholders, we provided our stockholders with the opportunity to cast an advisory vote on the compensation of our named executive officers as disclosed in the proxy statement for the 2012 Annual Meeting, and our stockholders overwhelmingly approved the proposal, with more than 99% of the votes cast in favor. Previously, at the 2011 Annual Meeting, we also asked our stockholders to indicate if we should hold an advisory vote on the compensation of our named executive officers every one, two or three years, with our Board recommending an annual advisory vote. Because our Board views it as a good corporate governance practice, and because at our 2011 Annual Meeting more than 98% of the votes cast were in favor of an annual advisory vote, we again are asking our stockholders to approve the compensation of our named executive officers as disclosed in this proxy statement in accordance with the SEC's rules.

        As described in the "Compensation Discussion and Analysis" section of this proxy statement, we believe that our executive compensation program enables us to attract, retain, and motivate a high-performance executive management team that improves our fundamental financial performance and provides value to the long-term interests of Generac and its stockholders.

        We ask for your advisory vote on the following resolution:

  •
  "RESOLVED, that the stockholders hereby approve the compensation of Generac's named executive officers, as described in this proxy statement pursuant to the compensation disclosure rules of the Securities and Exchange Commission."

        Your Board unanimously recommends that you vote "FOR" approval of this proposal.

REPORT OF THE AUDIT COMMITTEE

        The Audit Committee represents and assists the Board in fulfilling its oversight responsibility relating to (i) the integrity of the Company's financial statements and financial reporting process and the Company's systems of internal accounting and financial controls; (ii) the performance of the internal audit services function; (iii) the annual independent audits of the Company's financial statements and management's report regarding the effectiveness of the Company's system of internal control over financial reporting, the engagement of the independent auditors and the evaluation of the independent auditors' qualifications, independence and performance; (iv) the compliance by the Company with legal and regulatory requirements, including the Company's disclosure controls and procedures; (v) the evaluation of enterprise risk issues; and (vi) the fulfillment of the other responsibilities set out in the committee's charter. The Audit Committee has the responsibility for the engagement and retention of the Company's independent registered public accounting firm and the approval of all audit and other engagement fees.

        In discharging its responsibilities, the committee is not itself responsible for the planning or conducting of audits or for any determination that the Company's financial statements are complete and accurate or in accordance with generally accepted accounting principles. The Company's management is primarily responsible for its financial statements and the quality and integrity of the reporting process. The independent registered public accounting firm Ernst & Young LLP is responsible for auditing those financial statements with accounting principles generally accepted in the United States of America.

        In fulfilling its oversight responsibilities, the Audit Committee has reviewed and discussed the audited consolidated financial statements for the year ended December 31, 2012, management's report of the effectiveness of the Company's system of internal control over financial reporting and Ernst & Young's report of the effectiveness of the Company's system of internal control over financial reporting with the Company's management and representatives of the independent registered public accounting firm. The Audit Committee discussed with the independent registered public accounting firm the matters required to be discussed by the Statement on Auditing Standards 114 (Codification of Statements on Auditing Standards, AU380—which supersedes SAS 61). In addition, the Audit Committee has received the written disclosures and the letter from the independent registered public accounting firm required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent registered public accounting firm's communications with the Audit Committee concerning independence and has discussed with the independent registered public accounting firm its independence.

        Ernst & Young LLP audited the financial records of the Company and its subsidiaries for the year ended December 31, 2012 and have served as the Company's independent registered public accounting firm since 2006. Representatives of Ernst & Young LLP are expected to be present at the Annual Meeting of Stockholders and will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

        In reliance on its review of the audited consolidated financial statements, the review of the report of management on the effectiveness of the Company's internal control over financial reporting and Ernst & Young's report thereon, the discussions referred to above and the receipt of the written disclosures referred to above, the Audit Committee has recommended to the Board of Directors that the audited consolidated financial statements be included in the Company's Annual Report on Form 10-K for the year ended December 31, 2012, for filing with the SEC.

Respectfully submitted by the Audit Committee of the Board of Directors.

Barry J. Goldstein, Chair David Ramon John D. Bowlin

OTHER BUSINESS

        The Board of Directors has no knowledge of any other matter to be submitted at the Annual Meeting of Stockholders. If any other matter shall properly come before the annual meeting, the persons named in this proxy statement will have discretionary authority to vote the shares thereby represented in accordance with their best judgment.

PROPOSALS BY STOCKHOLDERS

        Proposals that stockholders wish to submit for inclusion in our proxy statement and related form of proxy for our 2014 annual meeting of stockholders pursuant to Rule 14a-8 under the Securities Exchange Act of 1934 must be received by us at S45 W29290 Hwy. 59, Waukesha, WI 53189, Attention of Dawn Tabat, Secretary, no later than December 30, 2013, unless the date of our 2014 annual meeting is more than 30 days before or after June 12, 2014, in which case the proposal must be received a reasonable time before we begin to print and mail our proxy materials. Any stockholder proposal submitted for inclusion must be eligible for inclusion in our proxy statement in accordance with the rules and regulations promulgated by the SEC.

        With respect to proposals submitted by a stockholder other than for inclusion in our proxy statement and related form of proxy for our 2014 annual meeting of stockholders, timely notice of any stockholder proposal must be received by us in accordance with our Bylaws no later than the close of business on March 14, 2014 nor earlier than the close of business on February 12, 2014, unless the date of our 2014 annual meeting is more than 30 days before or 60 days after June 12, 2014, in which case notice by the stockholder to be timely must be so delivered not earlier than the close of business on the 120th day prior to such annual meeting and not later than the close of business on the later of the 90th day prior to the date of such annual meeting or, if the first public announcement of the date of such annual meeting is less than 100 days prior to the date of such annual meeting, the tenth day following the day on which public announcement of the date of such meeting is first made or the tenth day following the day on which public announcement of the date of such meeting is first made. The notice must contain the information required by our Bylaws. Any proxies solicited by the Board of Directors for the 2013 annual meeting may confer discretionary authority to vote on any proposals notice of which is not timely received.

        It is important that your proxy be returned promptly, whether by mail, by the Internet or by telephone. The proxy may be revoked at any time by you before it is exercised. If you attend the meeting in person, you may withdraw any proxy (including an Internet or telephonic proxy) and vote your own shares.

By Order of the Board of Directors,

AARON JAGDFELD
President and Chief Executive Officer

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas. X 01MVSB 1 U P X + q PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. q Annual Meeting Proxy Card . Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below B Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title. Signature 1 — Please keep signature within the box. Signature 2 — Please keep signature within the box. Date (mm/dd/yyyy) — Please print date below. + A Proposals — The Board recommends a vote FOR all nominees and FOR Proposals 2 and 3. For Against Abstain 2. Proposal to ratify independent public accounting firm for 2013. For Against Abstain 3. Advisory vote to approve executive compensation. OTHER BUSINESS The Board of Directors has no knowledge of any other matter to be submitted at the Annual Meeting of Stockholders. If any other matter shall properly come before the annual meeting, or any adjournment or postponement thereof, the proxies named hereby will have discretionary authority to vote the shares thereby represented in accordance with their best judgment. 01 - Aaron Jagdfeld 02 - John D. Bowlin 1. Election of Class I Directors: For Withhold For Withhold IMPORTANT ANNUAL MEETING INFORMATION 03 - Timothy Walsh For Withhold MMMMMMMMMMMM 1 6 1 7 4 1 2 MMMMMMMMM

q PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. q . This proxy is solicited by the Board of Directors for the Annual Meeting on June 12, 2013 York A. Ragen, Chief Financial Officer of Generac Holdings Inc., and Dawn Tabat, Chief Operations Officer of Generac Holdings Inc., or either of them, each with the power of substitution, are hereby authorized to represent and vote the shares of the undersigned, with all the powers which the undersigned would possess if personally present, at the Annual Meeting of Stockholders of Generac Holdings Inc. to be held on June 12, 2013 or at any postponement or adjournment thereof. Shares represented by this proxy will be voted as directed by the stockholder. If no such directions are indicated, the Proxies will vote FOR all nominees listed on the reverse side hereof and FOR Proposals 2 and 3. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting or any adjournment or postponement thereof. (Items to be voted appear on reverse side.) Proxy — Generac Holdings Inc.

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas. X 01MVRB 3 2 B V + Annual Meeting Proxy Card . Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below C Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title. Signature 1 — Please keep signature within the box. Signature 2 — Please keep signature within the box. Date (mm/dd/yyyy) — Please print date below. + B Non-Voting Items A Proposals — The Board recommends a vote FOR all nominees and FOR Proposals 2 and 3. For Against Abstain 2. Proposal to ratify independent public accounting firm for 2013. For Against Abstain 3. Advisory vote to approve executive compensation. OTHER BUSINESS The Board of Directors has no knowledge of any other matter to be submitted at the Annual Meeting of Stockholders. If any other matter shall properly come before the annual meeting, or any adjournment or postponement thereof, the proxies named hereby will have discretionary authority to vote the shares thereby represented in accordance with their best judgment. Change of Address — Please print new address below. Comments — Please print your comments below. 01 - Aaron Jagdfeld 02 - John D. Bowlin 1. Election of Class I Directors: For Withhold For Withhold IMPORTANT ANNUAL MEETING INFORMATION 03 - Timothy Walsh For Withhold MMMMMMMMMMMM MMMMMMMMMMMMMMM 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000004 MR A SAMPLE DESIGNATION (IF ANY) ADD 1 ADD 2 ADD 3 ADD 4 ADD 5 ADD 6 ENDORSEMENT_LINE______________ SACKPACK_____________ 1234 5678 9012 345 MMMMMMM 1 6 1 7 4 1 1 MR A SAMPLE (THIS AREA IS SET UP TO ACCOMMODATE 140 CHARACTERS) MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MMMMMMMMM C 1234567890 J N T C123456789 Admission Ticket qIF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.q Electronic Voting Instructions You can vote by Internet or telephone! Available 24 hours a day, 7 days a week! Instead of mailing your proxy, you may choose one of the two voting methods outlined below to vote your proxy. VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR. Proxies submitted by the Internet or telephone must be received by 11:59 p.m., Central Time, on June 11, 2013, the day before the meeting date. Vote by Internet • Go to www.envisionreports.com/GNRC • Or scan the QR code with your smartphone • Follow the steps outlined on the secure website Vote by telephone • Call toll free 1-800-652-VOTE (8683) within the USA, US territories & Canada on a touch tone telephone • Follow the instructions provided by the recorded message

. This proxy is solicited by the Board of Directors for the Annual Meeting on June 12, 2013 York A. Ragen, Chief Financial Officer of Generac Holdings Inc., and Dawn Tabat, Chief Operations Officer of Generac Holdings Inc., or either of them, each with the power of substitution, are hereby authorized to represent and vote the shares of the undersigned, with all the powers which the undersigned would possess if personally present, at the Annual Meeting of Stockholders of Generac Holdings Inc. to be held on June 12, 2013 or at any postponement or adjournment thereof. Shares represented by this proxy will be voted as directed by the stockholder. If no such directions are indicated, the Proxies will vote FOR all nominees listed on the reverse side hereof and FOR Proposals 2 and 3. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting or any adjournment or postponement thereof. (Items to be voted appear on reverse side.) Proxy — Generac Holdings Inc. 2013 Annual Meeting Admission Ticket 2013 Annual Meeting of the Stockholders of Generac Holdings Inc. June 12th, 2013, 9:00 AM Local Time General corporate headquarters S45 W29290 Hwy. 59, Waukesha, WI 53189 Upon arrival, please present this admission ticket and photo identification at the registration desk. qIF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.q

www.envisionreports.com/GNRC Step 1: Go to www.envisionreports.com/GNRC to view the materials. Step 2: Click on Cast Your Vote or Request Materials. Step 3: Follow the instructions on the screen to log in. Vote by Internet • Go to www.envisionreports.com/GNRC • Or scan the QR code with your smartphone • Follow the steps outlined on the secure website Stockholder Meeting Notice 01MVTD + + Important Notice Regarding the Availability of Proxy Materials for the Generac Holdings Inc. Annual Stockholders’ Meeting to be Held on June 12, 2013 Under Securities and Exchange Commission rules, you are receiving this notice that the proxy materials for the annual stockholders’ meeting are available on the Internet. Follow the instructions below to view the materials and vote online or request a paper copy of the proxy materials or an e-mail with links to the electronic materials. The items to be voted on and location of the annual meeting are on the reverse side. Your vote is important! This communication presents only an overview of the more complete proxy materials that are available to you on the Internet. We encourage you to access and review all of the important information contained in the proxy materials before voting. The notice, proxy statement and annual report to shareholders and Form 10-K for the year ended December 31, 2012 are available at: : Easy Online Access — A Convenient Way to View Proxy Materials and Vote When you go online to view materials, you can also vote your shares. Step 4: Make your selection as instructed on each screen to select delivery preferences and vote. When you go online, you can also help the environment by consenting to receive electronic delivery of future materials. Obtaining a Copy of the Proxy Materials – If you want to receive a paper copy of these documents or an e-mail with links to the electronic materials, you must request one. There is no charge to you for requesting a copy. Please make your request for a copy as instructed on the reverse side on or before May 29, 2013 to facilitate timely delivery. . IMPORTANT ANNUAL MEETING INFORMATION 1234 5678 9012 345 NNNNNNNNNNNN NNNNNNNNN NNNNNN C 1234567890 C O Y 000004 MR A SAMPLE DESIGNATION (IF ANY) ADD 1 ADD 2 ADD 3 ADD 4 ADD 5 ADD 6 ENDORSEMENT_LINE______________ SACKPACK_____________

Here’s how to order a copy of the proxy materials and select a future delivery preference: Paper copies: Current and future paper delivery requests can be submitted via the telephone, Internet or email options below. Email copies: Current and future email delivery requests must be submitted via the Internet following the instructions below. If you request an email copy of current materials you will receive an email with a link to the materials. PLEASE NOTE: You must use the number in the shaded bar on the reverse side when requesting a set of proxy materials. g Internet – Go to www.envisionreports.com/GNRC. Click Cast Your Vote or Request Materials. Follow the instructions to log in and order a copy of the current meeting materials and submit your preference for email or paper delivery of future meeting materials. g Telephone – Call us free of charge at 1-866-641-4276 and follow the instructions to log in and order a paper copy of the materials by mail for the current meeting. You can also submit a preference to receive a paper copy for future meetings. g Email – Send email to investorvote@computershare.com with “Proxy Materials Generac Holdings Inc.” in the subject line. Include in the message your full name and address, plus the number located in the shaded bar on the reverse, and state in the email that you want a paper copy of current meeting materials. You can also state your preference to receive a paper copy for future meetings. To facilitate timely delivery, all requests for a paper copy of the proxy materials must be received by May 29, 2013. . Stockholder Meeting Notice The Annual Meeting of Stockholders of Generac Holdings Inc. will be held at 9:00 a.m., local time, on June 12, 2013 at Generac corporate headquarters, S45 W29290 Highway 59, Waukesha, Wisconsin 53189. Proposals to be voted on at the meeting are listed below along with the Board of Directors’ recommendations. The Board of Directors recommends a vote FOR all nominees listed in Proposal 1 below and FOR Proposals 2 and 3: 1. Election of Class I Directors: Aaron Jagdfeld, John D. Bowlin and Timothy Walsh. 2. Proposal to ratify the selection of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2013. 3. Advisory vote to approve executive compensation. PLEASE NOTE – YOU CANNOT VOTE BY RETURNING THIS NOTICE. To vote your shares you must vote online or request a paper copy of the proxy materials to receive a proxy card. If you wish to attend and vote at the meeting, please bring this notice with you and consult the meeting materials for additional information regarding special requirements for attendance and voting at the meeting. 01MVTD Directions to the Annual Meeting of Stockholders of Generac Holdings Inc. Directions to the Annual Meeting of Stockholders of Generac Holdings Inc. can be found under the Contact Us section of our website at www.generac.com.